EXHIBIT 10.2

                              LETTER OF CREDIT AND
                             REIMBURSEMENT AGREEMENT

                                 by and between

                           TRILECTRON INDUSTRIES, INC.

                                       and

                      FIRST UNION NATIONAL BANK OF FLORIDA

                            Dated as of March 1, 1997

                                      INDEX
                                                                            PAGE
                                                                            ----
ARTICLE I   DEFINITIONS.....................................................  3

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE BORROWER.................. 13

     Section 2.1.    Organization and Good Standing......................... 14
     Section 2.2.    Authorization and Power................................ 14
     Section 2.3.    No Conflicts; No Consents.............................. 14
     Section 2.4.    Enforceable Obligations................................ 14
     Section 2.5.    Liens.................................................. 14
     Section 2.6.    Financial Condition.................................... 14
     Section 2.7.    Full Disclosure........................................ 15
     Section 2.8.    No Default............................................. 15
     Section 2.9.    Material Agreements.................................... 15
     Section 2.10.   No Litigation.......................................... 15
     Section 2.11.   Burdensome Contracts................................... 15
     Section 2.12.   Title to Assets........................................ 15
     Section 2.13.   Trade Relations........................................ 16
     Section 2.14.   Labor Disputes......................................... 16
     Section 2.15.   Representations Upon Requests for Advances..............16
     Section 2.16.   Use of Proceeds; Margin Stock.......................... 16
     Section 2.17.   Taxes.................................................. 17
     Section 2.18.   ERISA.................................................. 17
     Section 2.19.   Compliance with Law; All Licenses, Approvals........... 17
     Section 2.20.   Insider................................................ 17
     Section 2.21.   Fair Labor Standards Act............................... 17
     Section 2.22.   Environmental.......................................... 18
     Section 2.23.   Investment Company Act................................. 18
     Section 2.24.   Solvency............................................... 18
     Section 2.25.   Insurance.............................................. 18
     Section 2.26.   Assets for Conduct of Business......................... 18
     Section 2.27    No Subsidiaries........................................ 18
     Section 2.28.   Survival of Representations and Warranties............. 18

ARTICLE III REIMBURSEMENT AND OTHER PAYMENTS................................ 18

     Section 3.1.    Letter of Credit....................................... 18
     Section 3.2.    Reimbursement and Other Payments....................... 19
     Section 3.3.    Commission and Fees.................................... 19

     Section 3.4.    Increased Costs Due to Change in Law................... 20
     Section 3.5.    Computation............................................ 20
     Section 3.6.    Payment Procedure...................................... 20
     Section 3.7.    Business Days.......................................... 21
     Section 3.8.    Reimbursement of Expenses.............................. 21
     Section 3.9.    Extension of Expiration Date........................... 21
     Section 3.10.   Obligations Absolute................................... 22
     Section 3.11.   Tender Advances........................................ 22

ARTICLE IV  SECURITY; INSURANCE............................................. 24

     Section 4.1.    Security............................................... 24
     Section 4.2.    Advances by Bank....................................... 24
     Section 4.3.    Preservation of Security Interest...................... 24

ARTICLE V   AFFIRMATIVE COVENANTS........................................... 25

     Section 5.1.    Financial Statements, Reports and Documents............ 25
     Section 5.2.    Payment of Taxes and Other Indebtedness................ 26
     Section 5.3.    Maintenance of Existence and Rights.................... 26
     Section 5.4.    Notice of Default...................................... 26
     Section 5.5.    Other Notices.......................................... 26
     Section 5.6.    Compliance with Material Agreements.................... 27
     Section 5.7.    Operations and Properties.............................. 27
     Section 5.8.    Books and Records; Access.............................. 27
     Section 5.9.    Compliance with Law.................................... 27
     Section 5.10.   Insurance.............................................. 28
     Section 5.11.   ERISA Compliance....................................... 28
     Section 5.12.   Further Assurances..................................... 28
     Section 5.13.   Execution and Delivery of Guaranty..................... 29
     Section 5.14.   Current Ratio.......................................... 29
     Section 5.15.   Debt Service Coverage Ratio............................ 29

ARTICLE VI  NEGATIVE COVENANTS.............................................. 29

     Section 6.1.    Investment and Lines of Business....................... 29
     Section 6.2.    Change of Control or Liquidation,
                     Mergers, Consolidations and Dispositions
                     of Substantial Assets.................................. 29
     Section 6.3.    Limitation of Guarantees............................... 30
     Section 6.4.    Limitation of Encumbrances............................. 30
     Section 6.5.    Certain Transactions................................... 30
     Section 6.6.    Name, Fiscal Year and Accounting Method................ 30
     Section 6.7.    Location of Collateral................................. 31
     Section 6.8.    Consolidation Leverage Ratio........................... 31
     Section 6.9.    Dividends.............................................. 31
     Section 6.10.   No Default............................................. 31

ARTICLE VII CONDITIONS TO ISSUANCE OF LETTER OF CREDIT...................... 31

     Section 7.1.    Conditions on Issuance................................. 31
     Section 7.2.    Additional Conditions Precedent to
                     Issuance of the Letter of Credit....................... 34
     Section 7.3.    Condition Precedent to Each Tender Advance............. 35
     Section 7.4.    Approval By Bank of Requisitions....................... 35

ARTICLE VII   A DESIGNATED ACCOUNT

ARTICLE VIII  DEFAULT....................................................... 35

     Section 8.1.    Events of Default...................................... 35
     Section 8.2.    No Remedy Exclusive.................................... 38
     Section 8.3.    Anti-Marshalling Provisions............................ 38

ARTICLE IX    MISCELLANEOUS................................................. 39

     Section 9.1.    Indemnification........................................ 39
     Section 9.2.    Transfer of Letter of Credit........................... 40
     Section 9.3.    Reduction of Letter of Credit.......................... 40
     Section 9.4.    Liability of the Bank.................................. 40
     Section 9.5.    Successors and Assigns................................. 41
     Section 9.6.    Notices................................................ 41
     Section 9.7.    Amendment.............................................. 42
     Section 9.8.    Effect of Delay and Waivers............................ 42
     Section 9.9.    Counterparts........................................... 43
     Section 9.10.   Severability........................................... 43
     Section 9.11.   Cost of Collection..................................... 43
     Section 9.12.   Set Off................................................ 43
     Section 9.13.   Governing Law.......................................... 43
     Section 9.14.   References............................................. 43
     Section 9.15.   Taxes, Etc............................................. 43
     Section 9.16.   Assignment, Pledge of Reimbursement Agreement.......... 43
     Section 9.17.   Consent to Jurisdiction, Venue; Waiver of Jury Trial... 44

Signatures                                                                   51

Exhibit A -  Form of Letter of Credit
Exhibit B -  Form of Bond Counsel Opinion
Exhibit C -  Form of Borrower Counsel Opinion
Exhibit D -  Compliance Certificate

                              LETTER OF CREDIT AND
                             REIMBURSEMENT AGREEMENT

         THIS LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT (the "Agreement" or "Reimbursment Agreement"), dated as of March 1, 1997, between TRILECTRON INDUSTRIES, INC., a New York corporation (variously, the "Borrower" or "Company"), and FIRST UNION NATIONAL BANK OF FLORIDA , a national banking association organized and existing under the laws of the United States (variously, the "Bank" or "Lender");

                                   WITNESSETH:

         WHEREAS, arrangements have been made pursuant to a Trust Indenture of even date herewith (the "Indenture") by and between Manatee County (the "Issuer"), Branch Banking and Trust Company, as credit facility trustee (the "Credit Facility Trustee") and to the Bank, as trustee (the "Trustee") for the issuance and sale by the Issuer of its (i)Industrial Development Revenue Bonds, Series 1997 A (Trilectron Industries, Inc. Project), in the original aggregate principal amount of $3,000,000 (hereinafter, the "Original Tax-exempt Bonds"), and (ii) Industrial Development Revenue Bonds, Series 1997 B (Taxable) (Trilectron Industries, Inc. Project), in the original aggregate principal amount of $1,000,000 (the "Taxable Bonds" and together with the Original Tax-exempt Bonds, the "Bonds"); and

         WHEREAS, the Borrower contemplates that the Taxable Bonds will be redeemed at some point by the issuance of the Issuer's Industrial Development Revenue Refunding Bonds, Series 199[7] C (Trilectron Industries, Inc. Project) (the "New Tax-Exempt Bonds");

         WHEREAS, upon issuance of the New Tax-exempt Bonds, the term "Bonds" will mean the Initial Tax-exempt Bonds and the Subsequent Tax-exempt Bonds, but shall no longer include any Original Taxable Bonds, provided, further, however, that the term "Bonds" shall mean any Series B Bonds issued as a result of an Event of Taxability pursuant to the terms and conditions of the Indenture, and in that case, would no longer include either the Initial Tax-exempt Bonds or the Subsequent Tax-exempt Bonds;

         WHEREAS, pursuant to a Loan Agreement of even date herewith between the Issuer and the Borrower (the "Loan Agreement"), the proceeds from the sale of the Bonds will be used to (i) repay an outstanding loan TO the Borrower the proceeds of which were used to acquire the Property (as defined herein); (ii) pay for the costs of constructing a facility on the Property to be used for the manufacture of AVIATION GROUND SUPPORT EQUIPMENT AND ELECTRONIC COMPONENTS (the "Improved Land"); (iii) to pay certain costs of issuance in connection with the issuance of the Bonds; and (iv) to pay for the acquisition of certain machinery to be located and maintained on the Property; and

         WHEREAS, in order to enhance the marketability of the Bonds, the Borrower has requested that the Bank issue an irrevocable direct pay letter of credit in the form attached hereto as EXHIBIT A (such letter of credit or any successor or substitute letter of credit issued by the Bank herein individually and collectively called the "Letter of Credit") in an aggregate amount of $4,200,000 of which (a) $4,000,000 shall support the payment of principal or portion of the purchase price corresponding to principal of the Bonds, and (b) $200,000 shall support the payment of up to 120 days interest or portion of the purchase price corresponding to interest on the Bonds at an assumed interest rate of 15% per annum;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, including the covenants, terms and conditions hereinafter appearing, and to induce the Bank to issue the Letter of Credit, the Borrower does hereby covenant and agree with the Bank as follows:

                                    ARTICLE I

                                   DEFINITIONS

         All words and terms defined in Article I of the Loan Agreement shall have the same meanings in this Agreement, unless otherwise specifically defined herein. The terms defined in this Article I have, for all purposes of this Agreement, the meanings specified hereinabove or in this Article, unless defined elsewhere herein or the context clearly requires otherwise.

         "Affiliate" means any other Person directly or indirectly, controlling, controlled by, or under common control with, the first Person; or any other Person which directly or indirectly owns or controls at least five percent (5%) of the Voting Stock, partnership or other equity interests of, or at least five percent (5%) of its Voting Stock, partnership or other equity interests are owned or controlled by, directly or indirectly, the first Person.

         "Agreement" means this Letter of Credit and Reimbursement Agreement, as the same may from time to time be amended, modified or supplemented in accordance with the terms hereof.

         "Alternate Credit Facility" means any irrevocable direct pay letter of credit, insurance policy or similar credit enhancement or support facility for the benefit of the Trustee, the terms of which

Alternate Credit Facility shall in all respects material to the registered owners of the Bonds be the same (except for the term set forth in such Alternate Credit Facility) as those of the Letter of Credit.

         "Assignment" means the first Absolute Assignment of Leases, Rents and Profits dated as of March 1, 1997, from the Borrower to the Bank, as amended from time to time.

         "Assignment of Mortgage" means that Assignment of Mortgage dated as of even date herewith from the Issuer to the Trustee.

         "Bank" means First Union National Bank of Florida, a national banking association.

         "Bankruptcy Code" means 11 U.S.C. ss. 101 ET SEQ., as amended.

         "Bondholder" or "Bondholders" means the initial and any future registered owners of the Bond or Bonds as registered on the books and records of the Bond Registrar pursuant to the Indenture.

         "Bond Documents" means, collectively, the Loan Agreement, the Security Instruments, the Indenture, the Bonds, the Remarketing Agreement, the Tender Agency Agreement, the Private Placement Memorandum and the Placement Letter, as the same may be amended, modified or supplemented from time to time in accordance with their respective terms.

         "Borrower" means Trilectron Industries, Inc., a New York corporation, and its successors and assigns.

         "Capital Lease" means any lease of any property which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of the lessee.

         "Closing Date" means the date of issuance of the Bonds.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means all real and personal property with respect to which the Bank has been or will be granted a lien, mortgage or security interest in pursuant to the Security Instruments.

         "Collateral Assignment of Construction Contracts" means that certain collateral assignment of construction contracts, architects' contracts, permits,licenses, warranties, plans and drawings, etc. from the Borrower to the Lender dated of even date herewith.

         "Consistent Basis" means, in reference to the application of GAAP, that the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preceding period, except as to any changes consented to by the Bank.

         "Consolidated Current Ratio" means the ratio of the consolidated current assets of the Borrower and its Subsidiaries to the consolidated current liabilities of the Borrower and its Subsidiaries.

         "Consolidated Leverage Ratio" means the ratio computed by dividing the Consolidated Total Liabilities by the Consolidated Tangible Net Worth.

         "Consolidated Tangible Net Worth" means the subordinated debt owed by the Borrower that has been approved by the Lender plus the consolidated total assets of the Borrower and its Subsidiaries, after subtracting therefrom the aggregate amount of any intangible assets of the Borrower and its Subsidiaries, including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names, minus the Consolidated Total Liabilities.

         "Consolidated Total Liabilities" means all items which would be classified in accordance with GAAP as liabilities of the Borrower and its Subsidiaries, if any, including customer deposits, Capital Leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet of the Borrower and its Subsidiaries, if any.

         "Construction Disbursing Agreement" means that certain construction disbursing agreement dated of even date herewith between the Trustee, the Bank and the Borrower pursuant to which the proceeds of the Bonds will be disbursed.

         "Consultant" means any third party architect or engineer satisfactory to the Bank.

         "Controlled" or "controlling" or "under common control with" means, with respect to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

         "Controlled Group" means (i) the controlled group of corporations as defined in Section 1563 of the Code or (ii) the group of trades or businesses under common control as defined in Section 414(c) of the Code, of which the Borrower or any Corporate Guarantor is a part or may become a part.

         "Corporate Guarantor" or "Corporate Guarantors" means each or all, as the case may be, of any corporation or entity controlled by the Borrower, whether now or at any time hereafter.

         "Credit Facility Trustee" means Branch Banking and Trust Company, a North Carolina banking institution, and its successors and assigns.

         "Debtor Laws" means all applicable liquidation, bankruptcy, conservatorship, moratorium, arrangement, receivership, insolvency, reorganization or similar laws from time to time in effect affecting the rights of creditors generally and general principles of equity.

         "Debt Service Coverage Ratio" means the ratio of consolidated net earnings before depreciation and amortization of the Borrower and its Subsidiaries divided by the total annual debt service (which is the total annual principal amounts due on current long term debts and Capital Leases).

         "Default" means an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both become an Event of Default.

         "Dividends" means (i) cash dividends or distributions or any other distributions with respect to any class of capital stock of a corporation or any interest in a partnership or other entity, except for distributions made solely in shares of stock of the same class or an additional percentage of partner or other equity interest in the same partnership or entity, and (ii) any and all funds, cash or other payments made for the redemption, repurchase or acquisition of capital stock, partnership or other equity interest, unless, in the case of capital stock of a corporation, such stock is redeemed or acquired through the exchange of such stock with stock of the same class.

         "Environmental Agreement" means that certain Environmental Compliance and Indemnity Agreement dated of even date herewith from the Borrower in favor of the Bank.

         "Environmental Claim" means any accusation, allegation, notice of violation, claim, demand, abatement order, or other order or direction (conditional or otherwise) by any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease, or death), tangible or intangible property damage, contribution, indemnity, direct or consequential damages, damage to the environment, nuisance, pollution, contamination, or other adverse effects on the environment, or for fines, penalties, or restrictions, in each case relating to, resulting from, or in connection with Hazardous

Materials and relating to the Borrower, or any Corporate Guarantor, or any property leased, owned, operated, or used by the Borrower or any Corporate Guarantor.

         "Environmental Laws" means any and all federal, state, local, or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or requirements of any governmental authority regulating, relating to or imposing liability or standards of conduct concerning, any Hazardous Materials or environmental protection or health and safety, as now or may at any time hereafter be in effect, including without limitation: the Clean Water Act also known as the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C.
Section 1251 ET SEQ.; the Clean Air Act ("CAA"), 42 U.S.C. Section 7401 ET SEQ.; the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), 7 U.S.C.
Section 136 ET SEQ.; the Surface Mining Control and Reclamation Act ("SMCRA"), 30 U.S.C. Section 1201 ET SEQ.; the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 ET SEQ.; the Superfund Amendment and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613; the Emergency Planning and Community Right to Know Act ("EPCRKA"), 42 U.S.C. Section 11001 ET SEQ.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 ET SEQ.; and the Occupational Safety and Health Act as amended ("OSHA"), 29 U.S.C. Section 655 and Section 657; together, in each case, with any amendment thereto, and the regulations adopted and publications promulgated thereunder and all substitutions thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and all regulations promulgated under that Act.

         "Event of Default" has the meaning specified in Section 8.1 hereof.

         "Financials" means the information required to be delivered pursuant to
Section 5.1 hereof.

         "First Mortgage" means the First Mortgage and Security Agreement, dated as of March 1, 1997, from the Borrower to the Issuer and the Bank, constituting a valid first lien (subject only to the Permitted Encumbrances) on the Property, together with all improvements and appurtenances presently or hereafter located thereon.

         "Fiscal Year" means the twelve-month period of the Borrower and the Corporate Guarantors ending on October 31 of each calendar year.

         "Generally Accepted Accounting Principles" or "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified

Public Accountants acting through its Accounting Principles Board or the Financial Accounting Standards Board or through other appropriate boards or committees thereof. After any change in GAAP that affects any covenants of this Agreement, the Bank, the Borrower and the Corporate Guarantors will negotiate in good faith to revise those covenants in order to make them consistent with GAAP then in effect.

         "Governmental Authority" means any government (or any political subdivision or jurisdiction thereof), court, bureau, agency, department or other governmental subdivision having jurisdiction over the Borrower, any Corporate Guarantor or any Affiliate of either of them or any of their respective businesses, operations or properties.

         "Guarantor" means jointly, severally and collectively each Corporate Guarantor, if any.

         "Guaranty Agreement" means collectively the Unconditional and Continuing Guaranty of each Corporate Guarantor, if any, required to be delivered to the Bank hereunder, together with any renewals, extensions, amendments or modifications.

         "Guaranty" of any Person means any contract, agreement or understanding of the Person pursuant to which the Person guarantees, or in effect guarantees, any Indebtedness of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including without limitation agreements: (i) to purchase the Indebtedness or the collateral for the Indebtedness, (ii) to provide funds (a) for the purchase or payment of the Indebtedness, or (b) to maintain net worth or working capital or other balance sheet conditions, (iii) to purchase property, securities or services primarily for the purpose of assuring the holder of the Indebtedness of the ability of the Primary Obligor to make payment of the Indebtedness, and (iv) otherwise to assure the holder of the Indebtedness against loss; EXCEPT THAT "Guaranty" does not include endorsement by the Borrower in the ordinary course of business of negotiable instruments or documents for deposit or collection.

         "Hazardous Materials" means any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or similar materials.

         "Improvements" means that certain manufacturing facility contemplated to be constructed on the Property with the proceeds from the issuance of the Bonds, as described in more detail in the Private Placement Memorandum.

         "Indebtedness" of any Person means all indebtedness, obligations and liabilities of the Person, including without limitation: (i) all "liabilities" which would be reflected on a balance sheet of the Person prepared in accordance with GAAP, (ii) all obligations of the Person under any Guaranty, (iii) all obligations of the Person under any Capital Lease, (iv) all obligations, indebtedness and liabilities secured by any lien or any security interest on any property or assets of the Person, and (v) all redeemable preferred stock of the Person valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends.

         "Indemnities" has the meaning assigned in Section 9.1 hereof.

         "Indemnified Matters" has the meaning assigned in Section 9.1 hereof.

         "Indenture" means the Trust Indenture, dated as of March 1, 1997, between the Issuer, the Credit Facility Trustee and the Trustee, as from time to time supplemented and amended.

         "Investment" means any stock, securities or evidence of indebtedness of any Person or entity except investments in direct obligations of the United States Government and certificates of deposit of United States commercial banks having a tier 1 capital ratio of not less than 6% and then in an amount not exceeding 10% of the issuing bank's unimpaired capital and surplus.

         "Letter of Credit" means the irrevocable direct-pay letter of credit, dated March 27, 1997 issued by the Bank in favor of the Credit Facility Trustee for the account of the Borrower pursuant hereto and the Bond Documents.

         "Lien" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Indebtedness, whether arising by agreement or under any statute or law or otherwise.

         "Loan Agreement" means that Loan Agreement, dated as of March 1, 1997, between the Issuer and the Company, as supplemented and amended from time to time.

         "Material Adverse Effect" means any (i) material adverse effect upon the validity, performance or enforceability of this Agreement or any of the Security Instruments or any of the transactions contemplated hereby or thereby,
(ii) material adverse effect upon the properties, business, prospects or condition financial or otherwise of the Borrower, or the Borrower and the Corporate Guarantors, taken as a whole. or (iii) material adverse effect upon the ability of the Borrowers to fulfill any obligation under this Agreement or any of the Security Instruments.

         "Maximum Rate" means, on any day, the highest non-usurious rate of interest that may be contracted for, charged or received on the Indebtedness under the now effective laws of the United States of America and the State of Florida applicable to the holders of such Indebtedness, or, to the extent permitted by law, under such applicable laws of the United States of America and the State of Florida which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

         "Mortgages" means collectively the First Mortgage and the Second Mortgage.

         "Note" means the Promissory Note, dated as of March 1, 1997, from the Company to the Bank in the stated principal amount of $4,200,000.

         "Obligations" means all loans and all other advances, debts, liabilities, obligations, covenants and duties owing, arising, due or payable from the Borrower or any Guarantor to the Bank of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement or the Note or any of the other Bond Documents or Security Instruments or otherwise, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorney's fees and any other sums chargeable to the Borrower or any Guarantor under any of the Bond Documents or Security Instruments.

         "Officer's Certificate" means the Certificate of the Accountant, the Chief Financial Officer or the Controller of the Borrower or any Corporate Guarantor as approved by the Bank.

         "Other Agreements" means any and all agreements, instruments and documents (other than this Agreement, the Note and the Security Instruments), heretofore, now or hereafter executed by the Borrower or any Guarantor and delivered to the Bank in respect of the transactions contemplated by this Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

         "Permitted Encumbrances" means (i) Liens granted to the Bank to secure the Obligations, (ii) pledges or deposits made to secure payment of worker's compensation insurance (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs, (iii) Liens imposed by mandatory provisions of law such as for materialmen's, mechanics', warehousemen's and other like Liens arising in the ordinary course of business, securing Indebtedness whose payment is not yet due or is due but is being contested in good faith and as to which adequate reserves have been provided, (iv) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate cash reserves have been provided, (v) the Liens in favor of the Bank or the Issuer under the Security Instruments, and (vi) Liens granted on assets of the Borrower other than the Collateral.

         "Person" means an individual, partnership, corporation, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision or instrumentality thereof.

         "Placement Letter" means the Placement Agent Agreement, dated March 27, 1997 by and among the Company, the Issuer and the Bank, as Placement Agent for the Bonds.

         "Plan" means an employee benefit plan or other plan maintained for employees of the Borrower and covered by Title IV of ERISA, or subject to the minimum funding standards under Section 412 of the Internal Revenue Code of 1986, as amended.

         "Plans and Specifications" means the plans and specifications for the Project.

         "Pledge Agreement" means the Pledge Agreement dated as of even date herewith from the Borrower to the Bank, and First Union National Bank of Florida, in its capacity as trustee and tender agent.

         "Prime Rate" means the interest rate publicly announced from time to time by the Bank to be its prime rate, which may not necessarily be its best lending rate. In the event the Bank shall abolish or abandon the practice of announcing its Prime Rate or should the same be unascertainable, the Bank shall designate a comparable reference rate which shall be deemed to be the Prime Rate under this Agreement.

         "Private Placement Memorandum" means the Private Placement Memorandum dated March 27, 1997 relating to the Bonds.

         "Project" means the Improvements and the Property.

         "Project Fund" means the trust fund so designated and established under the Indenture.

         "Property" means the real property described in the Mortgages, on which the Improvements will be constructed.

         "Regulatory Change" means any change in federal, state or local laws or regulations or the adoption or making of any interpretations, directives or requests of or under any federal, state or local laws or regulations (whether or not having the force of law) by any court or Governmental Authority charged with the interpretation or administration thereof.

         "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching, or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers, or other closed receptacles containing any Hazardous Materials), or into or out of any property owned, leased, operated, or used by the Borrower or any subsidiaries (if any), including the movement of any Hazardous Material through the air, soil, surface water, groundwater, or property.

         "Remarketing Agreement" means the Remarketing Agreement, dated as of March 1, 1997, by and between the Company and the Bank, as Remarketing Agent, as supplemented and amended from time to time.

         "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA.

         "Second Mortgage" means the Second Mortgage and Security Agreement, dated as of March 1, 1997, from the Company to the Bank, constituting a valid second lien (subject only to the First Mortgage and the Permitted Encumbrances) on the Project, together with all improvements and appurtenances presently located as hereafter to be construed thereof.

         "Security Instruments" means, collectively, this Agreement, the Note, the Mortgages, the Assignment, the Construction Disbursing Agreement, the Assignment of Mortgage, the Corporate Guaranty, the Guaranty Agreement, the Pledge Agreement, the Environmental Agreement, the Collateral Assignment of Construction Contracts, any Swap Agreements, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower, any Guarantor or any other Person in connection with, or as security for the payment or performance of, the Letter of Credit or this Agreement or the Note or any other obligations of the Borrower to the Bank as described herein or therein, as such agreements may be amended, modified or supplemented from time to time in accordance with their respective terms.

         "Solvent" means, as to any Person, that such Person has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature and owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its debts.

         "State" means the State of Florida.

         "Stated Termination Date" means March 27, 2004, the stated expiration date of the Letter of Credit, or any extension thereof as reflected in an amendment or replacement of the Letter of Credit issued by the Bank.

         "Subsidiary" means any corporation, more than fifty percent (50%) of the outstanding Voting Stock of which is at the time, directly or indirectly, owned by the Borrower or any Corporate Guarantor and/or one or more Subsidiaries (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency).

         "Swap Agreement" means (a) an agreement (including terms and conditions incorporated by reference therein) which is a rate swap agreement, basis swap, forward rate agreement, commodity swap, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing); (b) any combination of the foregoing; or (c) a master agreement for any of the forgoing together with all supplements.

         "Tender Agency Agreement" means the Tender Agency Agreement dated as of March 1, 1997 by and between the Company, the Trustee and the Tender Agent, as amended, from time to time thereunder.

         "Tender Agent" means the Bank acting as tender agent under the Indenture, and its successors and assigns.

         "Tender Draft" has the meaning assigned to that term in the Letter of Credit.

         "Termination Date" means the last day a drawing is available under the Letter of Credit.

         "Trustee" means any Person or group of Persons at the time serving as trustee under the Indenture.

         "UCC" means the Uniform commercial Code in effect in jurisdictions where assets of the Borrower are located at anytime during the term hereof, as the same may be amended from time to time.

         "Voting Stock" of any corporation means shares of any class or classes (however designated) of capital stock of such corporation having ordinary voting power for the election of at least a majority of the members of the Board of Directors (or other governing bodies) of such corporation, other than shares having such power only by reason of the happening of a contingency.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

         The Borrower represents and warrants to the Bank (which representations and warranties shall survive the delivery of the documents mentioned herein and the issuance of the Letter of Credit) that:

         Section 2.1. ORGANIZATION AND GOOD STANDING. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of organization, is duly qualified as a foreign entity and in good standing in those jurisdictions set forth on Schedule 2.1 hereof in which it is necessary to be so qualified in order to carry on its business as presently conducted and where the failure to obtain such qualification could result in a Material Adverse Effect, and has the corporate power and authority to own its properties and assets and to transact the business in which it is presently engaged.

         Section 2.2. AUTHORIZATION AND POWER. The Borrower has the corporate power and authority and approvals to execute, deliver and perform this Agreement, the Note, the Security Instruments and the Bond Documents to which it is a party and to perform the obligations contemplated thereby.

         Section 2.3. NO CONFLICTS; NO CONSENTS. To the best of Borrower's knowledge, neither the execution and delivery of this Agreement, the Note, the Security Instruments and Bond Documents to which the Borrower is a party, nor the consummation of the transactions contemplated in this Agreement, the Note, the Security Instruments and Bond Documents, nor the compliance by the Borrower with the terms of this Agreement, the Note, the Security Instruments and Bond Documents to which the Borrower is a party, will materially violate or conflict with any law or regulation, or any judgment, license, order or permit, or any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which the Borrower is a party or by which the Borrower or any of its assets may be bound or to which the Borrower may be subject, or violate any provision of the Borrower's articles of incorporation or bylaws, or create any Lien upon any of the property of the Borrower except as contemplated in the Security

Instruments and Bond Documents. To the best of Borrower's knowledge, no consent, approval, authorization, license or order of Governmental Authority or third party is required in connection with the execution and delivery by the Borrower, with respect to those documents to which it is a party, of this Agreement, the Note, the Security Instruments and Bond Documents, or for the consummation of the contemplated transactions.

         Section 2.4. ENFORCEABLE OBLIGATIONS. This Agreement, the Note, the Bond Documents and Security Instruments to which the Borrower is a party have been duly executed and delivered by the Borrower and are the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as limited by Debtor Laws.

         Section 2.5. LIENS. Except for items (i) through (v) of the definitions of Permitted Liens, all of the Collateral is free and clear of all material Liens and other material adverse claims of any nature, and the Borrower has good and marketable title to the Collateral. Upon the execution and delivery of the Bond Documents and Security Instruments to which the Borrower is a party and the filing of properly completed UCC financing statements and other documents or instruments in the jurisdictions set forth in Schedule 2.5 hereof, except for Permitted Encumbrances, the Bank will have a first priority perfected security interest in all of the Collateral.

         Section 2.6. FINANCIAL CONDITION. The Borrower has delivered to the Bank (i) audited financial statements of the Borrower for the fiscal years ending December 31, 1994 and December 31, 1995, and (ii) unaudited interim financial statements for the period ending November 30, 1996 prepared and reviewed by the chief financial officer of the Borrower. The Financials so delivered are true and correct, fairly represent the consolidated financial condition of the Borrower as of its date. As of the Closing Date, there are no obligations, liabilities or Indebtedness (including contingent and indirect liabilities and obligations) of the Borrower which are material and are not reflected in the Financials delivered as to that person, except those arising in the ordinary course of business. No changes having a Material Adverse Effect have occurred since the dates of the Financials.

         Section 2.7. FULL DISCLOSURE. There is no material fact which is known by the Borrower that has not been disclosed in writing to the Bank which is likely to have a Material Adverse Effect. Neither this Agreement nor any agreement, document, certificate or statement delivered by the Borrower or any Affiliate contains any untrue statement of a material fact or omits to state any material fact which is known by the Borrower necessary to keep the other statements from being misleading.

         Section 2.8. NO DEFAULT. No Default or Event of Default has occurred, and the execution, delivery and performance of this Agreement will not cause a Default or Event of Default.

         Section 2.9. MATERIAL AGREEMENTS. To the best of the Borrower's knowledge, it is not in default in any material respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound.

         Section 2.10. NO LITIGATION. There are no actions, suits or legal, equitable, arbitration or administrative proceedings pending,or, to the knowledge of the Borrower threatened or expected, against the Borrower or any Subsidiary thereof, or any of their officers or directors in the case of the Borrower or any Subsidiary which would, if adversely determined, have a Material Adverse Effect.

         Section 2.11. BURDENSOME CONTRACTS. The Borrower is not a party to any agreement the effect of which is to have a material adverse effect.

         Section 2.12. TITLE TO ASSETS. The Borrower has good and marketable title to all of its material assets, subject to no Liens or adverse claims except Permitted Encumbrances. The Borrower owns or leases all property which is necessary to the conduct of their respective businesses as presently conducted.

         Section 2.13. TRADE RELATIONS. There exists no actual or threatened termination or limitation of, or any change in, the business relationship of the Borrower with any customer or any group of customers whose purchases individually or in the aggregate are material to the business of the Borrower, or with any material supplier, and there exists no present state of circumstances which would materially adversely affect the Borrower or prevent the Borrower from continuing to conduct its business as it has been conducted.

         Section 2.14. LABOR DISPUTES. There is not now threatened by or against the Borrower, any strike, picket, lockout, work stoppage, work slowdown or other labor dispute. The Borrower has never consented to any final decree involving any claim of unfair labor practice or been held in any judicial or administrative proceeding to have committed any unfair labor practice. The Borrower is not aware of any unfair labor practice which could have a Material Adverse Effect.

         Section 2.15. REPRESENTATIONS UPON REQUESTS FOR ADVANCES. Every draw under the Letter of Credit shall constitute, without the necessity of specifically containing a written statement, a representation and warranty by the Borrower that no Default or Event of Default exists and that all representations and warranties by the Borrower contained in this Agreement, the Note, the Bond Documents and Security Instruments are true and correct as of the date the advance is to be made.

         Section 2.16. USE OF PROCEEDS; MARGIN STOCK. The proceeds of the Bonds will be used by the Borrower only for the purposes set forth herein and in the Bond Documents. The Borrower's uses of the proceeds are, and continue to be, legal and proper corporate uses, and the uses are and will be consistent with all applicable laws and regulations, as in effect from time to time. None of the Loan proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, Regulation X, or Regulation G of the Code of Federal Regulations, Parts 221, 224 and 207, respectively, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock," or for any other purpose which might cause this transaction to be deemed a "purpose credit" within the meaning of Regulation U, Regulation X or Regulation G. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. The Borrower, or any Person acting on behalf of the Borrower, has not taken or will take any action which might cause any violation of Regulation U, Regulation X, or Regulation G or any other regulations of the Board of Governors of the Federal Reserve System or any violation of Section 8 of the Securities Exchange Act of 1934 or any rule or regulation thereunder as now or hereafter in effect.

         Section 2.17. TAXES. All tax returns required to be filed by the Borrower in any jurisdiction have been filed and all taxes, assessments and other governmental charges on the Borrower or on any of its respective properties, income or franchises were paid timely, except for taxes contested in good faith by appropriate legal proceedings for which reserves have been established in an amount determined in accordance with GAAP. There is no proposed tax assessment against the Borrower, and there is no basis for any such assessment. No extension of time for assessment or payment of any tax by the Borrower is in effect.

         Section 2.18. ERISA. The Borrower has not incurred any material accumulated unfunded deficiency within the meaning of ERISA, or incurred any material liability to the PBGC (or any successor thereto) established under ERISA in connection with any Plan established or maintained by the Borrower.

         Section 2.19. COMPLIANCE WITH LAW; ALL LICENSES, APPROVALS. The Borrower is in compliance in all material respects with regard to all laws, rules, regulations, orders and decrees which are applicable to such Person or its properties. The Borrower has, and is in good standing with respect to, all material governmental approvals, licenses, inspections, and franchises necessary to conduct its business in the ordinary course and to own or lease and operate its properties. None of such approvals, licenses, or franchises contains any provision more burdensome than those generally applicable to businesses similar to the Borrower.

         Section 2.20. INSIDER. Neither the Borrower nor any Person having "control" (as that term is defined in 12 U.S.C. ss. 375(b)(5) or in regulations promulgated pursuant thereto) of Borrower is, an "executive officer", "director", or "principal shareholder" (as those terms are defined in 12 U.S.C. ss. 375(b) or in regulations promulgated pursuant thereto) of the Bank, of a bank holding company of which the Bank is a subsidiary, or of any subsidiary of a bank holding company of which the Bank is a subsidiary, or of any bank at which the Bank maintains a "correspondent account" (as such term is defined in such statute or regulations), or of any bank which maintains a correspondent account with the Bank.

         Section 2.21. FAIR LABOR STANDARDS ACT. The Borrower ,in all material respects, has complied with, and will continue to comply with, the provisions of the Fair Labor Standards Act of 1938, 29 U.S.C. ss. 200, ET SEQ., as amended from time to time (the "FLSA"), including specifically, but without limitation, 29 U.S.C. ss. 215(a). This representation and warranty, and each reconfirmation hereof, shall constitute written assurance from the Borrower, given as of the date hereof and as of the date of each reconfirmation, that the Borrower has complied with the requirements of the FLSA, in general, and Section 15(a)(1), 29 U.S.C. ss. 15(a)(1), thereof, in particular.

         Section 2.22. ENVIRONMENTAL. Hazardous Materials are not currently generated, used, treated or stored on, or transported to or from, released or disposed of on, any real property owned or leased by the Borrower, unless handled safely and in accordance with Environmental Law. The Borrower is in compliance with all applicable Environmental Laws with respect to any such real property and the requirements of any permits issued under such laws with respect to any such property. There are no past, pending or threatened Environmental Claims against the Borrower or any Affiliate thereof, which could have a Material Adverse Effect.

         Section 2.23. INVESTMENT COMPANY ACT. The Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company.

         Section 2.24. SOLVENCY. The Borrower is Solvent, and, after consummation of this Agreement, the Note, the Bond Documents and Security Instruments and the contemplated transactions, the Borrower will be Solvent.

         Section 2.25. INSURANCE. The Borrower maintains insurance coverage of the types and in the amounts required under Section 1.4 of the Mortgages naming the Trustee and the Bank as loss payee and additional insured as its interests may appear.

         Section 2.26. ASSETS FOR CONDUCT OF BUSINESS. The Borrower possesses adequate assets, licenses, patents, patent applications, copyrights, trademarks and tradenames to conduct its business as presently conducted.

         Section 2.27 NO SUBSIDIARIES. The Borrower has no Subsidiaries, nor any agreements to acquire or form a Subsidiary.

         Section 2.28. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties by the Borrower shall survive delivery of this Agreement, the Note, the Bond Documents and the Security Instruments. Any investigation at any time made by or on behalf of the Bank will not diminish the Bank's right to rely on the representations and warranties.

                                   ARTICLE III

                        REIMBURSEMENT AND OTHER PAYMENTS

         Section 3.1. LETTER OF CREDIT. The Bank agrees, on the terms and conditions hereinafter set forth, to issue and deliver the Letter of Credit in favor of the Credit Facility Trustee in substantially the form of EXHIBIT A attached hereto upon fulfillment of the applicable conditions set forth in
Article VII hereof. The Bank agrees that any and all payments under the Letter of Credit will be made with the Bank's own funds. All Borrower reimbursement obligations arising because of each and every draw under the Letter of Credit shall be evidenced by the Note.

         Section 3.2. REIMBURSEMENT AND OTHER PAYMENTS. Except as provided in
Section 3.11 hereof, the Borrower shall pay to the Bank:

                   (a) after the honoring of a draw by the Bank, but on or before 2:00 p.m (Miami, Florida time) on the date that any amount is drawn under the Letter of Credit, a sum together with interest on such sum equal to such amount so drawn under the Letter of Credit plus to the extent permitted by applicable law, any and all reasonable charges and expenses that the Bank may pay or incur relative to the Letter of Credit which have not been previously paid by or on behalf of the Borrower;

                   (b) on demand, interest on any and all amounts remaining unpaid by the Borrower when due hereunder from the date such amounts become due until payment thereof in full, at a fluctuating interest rate per annum equal at all times to the

         Prime Rate plus three percent (3%), (unless such rate exceeds the highest lawful rate permitted by applicable law, in which case the applicable interest rate shall be the highest lawful rate);

                   (c) on demand, any and all reasonable expenses incurred by the Bank in enforcing any rights under this Agreement and the other Security Instruments which have not been previously paid by or on behalf of the Borrower; and

                   (d) on demand all charges, commissions, costs and expenses set forth in Sections 3.3, 3.4 and 3.8 hereof which have not been previously paid by or on behalf of the Borrower.

         Section 3.3. COMMISSION AND FEES.

                   (a) The Borrower shall pay to the Bank annually a commission at the rate of (i) one percent (1.00%) per annum on the Non-funded Portion of the stated amount of the Letter of Credit, and (ii) zero percent (0%) on the Funded Portion of the Letter of Credit (computed on the date that such commission is payable) from and including the date of issuance of the Letter of Credit until the Stated Termination Date. The term Non-funded Portion shall equal the amount determined by subtracting from the stated amount of the Letter of Credit an amount equal to the then market value of the security and/or cash then held by the Bank in the Designated Account described in Section 7A hereof and the term Funded Portion of the Letter of Credit shall equal the total of the then stated amount of the Letter of Credit minus the then Non-funded Portion. The fee is payable in advance on the date of issuance of the Letter of Credit and annually thereafter on each anniversary of the issuance of the Letter of Credit, subject to adjustment upon demand by the Bank due to any event that may increase the cost to the Bank of issuing or maintaining the Letter of Credit. The Fair Market Value shall be determined by the Bank, and shall be deemed correct absent manifest error.

                   (b) The Borrower shall pay to the Bank, upon transfer of the Letter of Credit in accordance with its terms, a transfer fee of $1,000.

                   (c) The Borrower shall pay to the Bank, within two (2) business days after each and every draw under the Letter of Credit in accordance with its terms, a drawing fee of $100.

         Section 3.4. INCREASED COSTS DUE TO CHANGE IN LAW. In the event of any change in any existing or future law, regulation, ruling or other interpretation having influence over the Bank which shall either (a) impose, modify or make applicable any reserve, special deposit, capital requirement, assessment or similar requirement against the Letter of Credit or (b) impose on the Bank any other condition regarding the Letter of Credit, and the result of any event referred to in clause (a) or (b) above shall be to increase the cost (including a reasonable allocation of resources) or decrease the yield to the Bank of issuing or maintaining the Letter of Credit (which increase in cost shall be the result of the Bank's reasonable allocation of the aggregate of such cost increases or yield decreases resulting from such events), then, Bank shall promptly notify Borrower of such change, and, upon demand by the Bank, the Borrower shall immediately pay to the Bank, from time to time as specified by the Bank, additional amounts which shall be sufficient to compensate the Bank for such increased cost or decreased yield. A statement of charges submitted by the Bank, shall be conclusive, absent manifest error, as to the amount owed.

         Section 3.5. COMPUTATION. All payments of interest, commission and other charges under this Agreement shall be computed on the per annum basis, based on a 360 day year calculated for the actual number of days elapsed.

         Section 3.6. PAYMENT PROCEDURE. All payments made by the Borrower under this Agreement shall be made to the Bank in lawful currency of the United States of America and in immediately available funds at the Bank's office in Miami, Florida before 12:00 Noon (Miami, Florida time) on the date when due, except for payments made pursuant to Section 3.2(a).

         Section 3.7. BUSINESS DAYS. If the date for any payment hereunder falls on a day which is not a business day, then for all purposes of this Agreement the same shall be deemed to have fallen on the next succeeding business day, and such extension of time shall in such case be included in the computation of payments of interest or commission, as the case may be.

         Section 3.8. REIMBURSEMENT OF EXPENSES. The Borrower will pay all reasonable legal fees (computed without regard to any statutory presumption) incurred by the Bank in connection with the preparation, execution and delivery of this Agreement, the Letter of Credit, the Note, the Security Instruments, any and all other agreements and transactions contemplated hereby and thereby and by the Bond Documents (including any amendments hereto or thereto or consents or waivers hereunder or thereunder) and will also pay all fees, charges or taxes for the recording or filing of Security Instruments. The Borrower will also pay for all reasonable expenses of the Bank paid or payable to third parties in connection with the administration of the Letter of Credit, this Agreement, the Note and the Security Instruments. The Borrower will, upon request, promptly reimburse the Bank for all amounts expended, advanced or incurred by the Bank to collect or satisfy any obligation of the Borrower under this Agreement, the Note or any Security Instrument, or to enforce the rights of the Bank under this Agreement, the Note or any Security Instrument, which amounts will include, without limitation, all court costs, reasonable attorneys' fees, fees of auditors and accountants and investigation expenses reasonably incurred by the Bank in connection with any such matters.

         Section 3.9. EXTENSION OF EXPIRATION DATE. Except as hereinafter provided, the Letter of Credit will expire on the Stated Termination Date. The Bank shall, in its sole discretion, have the option to extend the Stated Termination Date for successive periods of one year. Should the Bank elect not to extend the Stated Termination Date, Bank will, in its sole discretion, either
(i) provide notice of that fact to the Borrower one hundred and twenty days before the Stated Termination Date, or (ii) extend the Stated Termination Date to a date selected by the Bank, which date shall be for at least one (1) year, or the maturity of the Bonds if sooner, and provide notice to the Borrower, the Trustee and the Credit Facility Trustee that the Stated Termination Date has been extended pursuant to the terms hereof, but will not be extended further. In the event the Bank elects not to extend the Stated Termination Date or has not provided the Borrower with any notice regarding extension of the Stated Termination Date one hundred twenty days before the Stated Termination Date, the Borrower will provide the Credit Facility Trustee with an Alternate Credit Facility in accordance with the requirements of the Indenture and the Loan Documents, so as to prevent the redemption of the Bonds because of the decision of the Bank not to extend the Stated Termination Date.

         Section 3.10. OBLIGATIONS ABSOLUTE. The obligations of the Borrower under this Agreement and the obligations of any Guarantor under a Guaranty Agreement shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement or a Guaranty Agreement, as the case may be, under all circumstances whatsoever, including, without limitation, the following circumstances:

         (a) any lack of validity or enforceability of the Letter of Credit, the Bonds, any of the other Bond Documents, the Note, any of the Security Instruments or any other agreement or instrument related thereto;

         (b) any amendment or waiver of or any consent to departure from the terms of the Letter of Credit, the Bonds, any of the other Bond Documents, any of the Security Instruments or any other agreement or instrument related thereto;

         (c) the existence of any claim, setoff, defense or other right which either the Borrower, the Guarantors or the Issuer may have at any time against the Credit Facility Trustee, the Trustee, any beneficiary or any transferee of the Letter of Credit (or any Person for whom the Trustee, any such beneficiary or any such transferee may be acting), the Bank or any other Person, whether in connection with this Agreement, the Note, the Security Instruments, the Letter of Credit, the Bond Documents, the Project or any unrelated transaction;

         (d) any statement, draft or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever;

         (e) the surrender, exchange or impairment of any security for the performance or observance of any of the terms of this Agreement or the Note; or

         (f) any other circumstance which might otherwise constitute a defense available to, or a discharge of the Borrower or the Guarantors, except subject to the qualification that obligations may be reinstated upon bankruptcy, notwithstanding payment in full of the Borrower's and Guarantors' obligations to the Bank.

         Section 3.11 TENDER ADVANCES.

         If the Bank shall make any payment of that portion of the purchase price corresponding to principal and interest of the Bonds drawn under the Letter of Credit pursuant to a Tender Draft (as defined in the Letter of Credit) and the conditions set forth in Section 7.3 shall have been fulfilled, such payment shall constitute a tender advance made by the Bank to the Borrower on the date and in the amount of such payment (a "Tender Advance"); provided that if the conditions of said Section 7.3 have not been fulfilled, the amount so drawn pursuant to the Tender Draft shall not be considered a Tender Advance and shall be payable in accordance with the terms of Sections 3.2(a) and (b) above. Notwithstanding any other provision hereof, the Borrower shall repay the unpaid amount of each Tender Advance, together with all unpaid interest thereon, on the earlier to occur of: (i) such date as any Bonds purchased pursuant to a Tender Draft are resold as provided in the last paragraph of this letter 3.11 hereof;
(ii) on the date six months following the date of such Tender Advance; or (iii) the Termination Date. The Borrower may prepay the outstanding amount of any Tender Advance in whole or in part, together with accrued interest to the date of such prepayment on the amount prepaid. The Borrower shall notify the Bank prior to 11:00 A.M. Miami, Florida time on the date of such prepayment of the amount to be prepaid.

         The Borrower shall pay interest on the unpaid amount of each Tender Advance from the date of such Tender Advance until such amount is paid in full, payable monthly, in arrears, on the first day of each month during the term of each Tender Advance and on the date such amount is paid in full, at a fluctuating interest rate per annum in effect from time to time equal to the Prime Rate plus one percent (1%) provided that the unpaid amount of any Tender Advance which is not paid when due shall bear interest at the lower of the Prime Rate plus three percent (3%) or the highest rate permitted by applicable law, payable on demand and on the date such amount is paid in full.

         Pursuant to the Pledge Agreement the Borrower has agreed that, in accordance with the terms of the Indenture, Bonds purchased with proceeds of any Tender Draft shall be delivered by the Tender Agent to the Bank or its designee to be held by the Bank or its designee in pledge as collateral securing the Borrower's payment obligations to the Bank hereunder. Bonds so delivered to the Bank or its designee shall be registered in the name of the Borrower, as provided for in the Pledge Agreement.

         Prior to or simultaneously with the resale of Bonds pledged pursuant to the Pledge Agreement (the "Pledged Bonds"), the Borrower shall prepay the then outstanding Tender Advances (in the order in which they were made) by paying to the Bank an amount equal to the sum of (A) the amounts advanced by the Bank pursuant to the corresponding Tender Drafts relating to such Bonds, plus (B) the aggregate amount of accrued and unpaid interest on such Tender Advances. Such payment shall be applied by the Bank in reimbursement of such drawings (and as prepayment of Tender Advances resulting from such drawings in the manner described above), and, upon receipt by the Bank of a certificate completed and signed by the Credit Facility Trustee in substantially the form of Annex G to the Letter of Credit, the Borrower irrevocably authorizes the Bank to rely on such certificate and to reinstate the Letter of Credit in accordance therewith. Funds held by the Tender Agent as a result of sales of the Pledged Bonds by the Remarketing Agent shall be paid to the Bank by the Tender Agent to be applied to the amounts owing by Borrower to the Bank pursuant to this Section 3.11. Upon payment to the Bank of the amount of such Tender Advance to be prepaid, together with accrued interest on such Tender Advance to the date of such prepayment on the amount to be prepaid, the principal amount outstanding of Tender Advances shall be reduced by the amount of such prepayment and interest shall cease to accrue on the amount prepaid.

                                   ARTICLE IV

                               SECURITY; INSURANCE

         Section 4.1. SECURITY. As security for the full and timely payment and performance by the Borrower of its obligations hereunder, the Borrower shall on the date hereof deliver to the Bank the Security Instruments, conveying to the Bank duly perfected liens upon and security interests in the Collateral, subject only to Permitted Encumbrances.

         Section 4.2. ADVANCES BY BANK. In the event the Borrower shall fail to keep the Collateral in good repair and good operating condition, the Bank may (but shall be under no obligation to), after 10 days, written notice to the Borrower, and the failure of the Borrower to commence (and complete with due diligence) the making of the required repairs, renewals and replacements, contract for any required repairs, renewals and replacements; and the Borrower agree to reimburse the Bank upon demand by the Bank to the extent of the amounts so advanced with interest thereon at a rate per annum equal to the Prime Rate plus three percent (3%) (unless such rate exceeds the highest lawful rate permitted by applicable law, in which case the applicable interest rate shall be the highest lawful rate), from the date of advance to the date of reimbursement. Any amounts so advanced by the Bank shall become an additional obligation of the Borrower secured by the Security Instruments.

         Section 4.3. PRESERVATION OF SECURITY INTEREST. At the request of the Bank at any time or from time to time, including at the time of acquisition of any items with the proceeds of the Bonds, the Borrower will cause to be executed by its duly authorized officers any agreement, certificate, instrument, statement or document, and to pay all connected costs, which the Bank may deem necessary or advisable to create or preserve the security interest of the Bank contemplated hereby and by the Security Instruments.


                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

         Until all the Obligations to be performed and paid shall have been performed and paid in full, and for so long as the Letter of Credit shall be outstanding, unless the Bank shall otherwise consent in writing, the Borrower will:

         Section 5.1. FINANCIAL STATEMENTS, REPORTS AND DOCUMENTS. Deliver the following to the Bank:

                   (a) ANNUAL FINANCIAL STATEMENTS. Within 120 days of the close of each of its fiscal years, (i) the current consolidated audited financial statements (annual balance sheets, profit/loss statements, and statements of cash flow, of HEICO Corporation and its subsidiaries, which must be audited by a Florida-licensed certified public accountant; and (ii) the current consolidating financial statements and other supporting schedules of HEICO Corporation and its Subsidiaries, with the results of the Borrower separately broken out.

                   (b) QUARTERLY FINANCIAL STATEMENTS. Within forty-five days of the close of each fiscal quarter during the term hereof, an unaudited financial statement (including balance sheets, profit and loss statements, statements of cash flow and supporting schedules) for the Borrower for the period then ending, which must be certified as to correctness and completeness by the chief financial officer of the Borrower.

                   (c) SEC AND OTHER REPORTS; ORDERS, JUDGMENTS, ETC. Within fifteen days after the filing or mailing thereof with or the receipt thereof from the Governmental Authority referred to herein, one copy of each proxy, regular or periodic report, registration statement, or prospectus filed or other filing by the Borrower, HEICO Corporation or any Corporate Guarantor with any securities exchange or the Securities and Exchange Commission or any successor agency, any notices or information mailed to its shareholders, and any material order, judgment, decree, decision or ruling issued by any Governmental Authority in any proceeding to which the Borrower, HEICO Corporation or any Corporate Guarantor is a party;

                   (d) COMPLIANCE CERTIFICATE. At the time of delivery of the financial statements referred to in Section 5.1(a) and (b), a certificate of the chief financial officer of the Borrower in the form attached hereto as Exhibit D, properly completed.

                   (e) OTHER INFORMATION. Such other information as reasonably requested by the Bank from time to time concerning the business, properties or financial condition of the Borrower or the Guarantors.

         Section 5.2. PAYMENT OF TAXES AND OTHER INDEBTEDNESS. The Borrower will timely pay in full: (i) all taxes, assessments and other governmental charges imposed on the Borrower or on its income or profits, or on any property of the Borrower, (ii) all lawful claims, including claims for labor and materials (unless such labor and materials claims are being contested by the Borrower in good faith), which if not paid might give rise to a Lien on any of the Borrower's properties, and (iii) all of its other Indebtedness, except as prohibited hereunder; provided, that the Borrower will not be required to pay any tax, assessment or governmental charge if and so long as the amount, applicability or validity is being contested in good faith by appropriate proceedings and reserves for the contested charges have been established in accordance with GAAP.

         Section 5.3. MAINTENANCE OF EXISTENCE, RIGHTS AND ACCOUNTS. The Borrower will preserve and maintain its corporate existence and good standing, rights and franchises, trade names, patents, trademarks and permits necessary to the conduct of its business.

The Borrower will maintain its depository and cash management accounts with the Bank.

         Section 5.4. NOTICE OF DEFAULT. The Borrower will furnish to the Bank within three (3) days of becoming aware of a Default or Event of Default written notice specifying the nature and period of existence of the Default or Event of Default and the action which the Borrower is taking or proposes to take to remedy the Default or Event of Default.

         Section 5.5. OTHER NOTICES. The Borrower will within five (5) business days of becoming aware thereof notify the Bank of:

                   (i) Any Regulatory Change, the loss of any material customer or account or any other change which may have a Material Adverse Effect;

                   (ii) The cancellation or termination of, or any default under, any material agreement or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any Indebtedness of the Borrower;

                   (iii) Any material adverse claim against or affecting the Borrower or any of its properties, whether by a Governmental Authority or any other third party;

                   (iv) Any labor controversy which results in strike or other work action that may have a Material Adverse Effect;

                   (v) Any levy of an attachment, execution or other process against the Borrower's assets arising as a result of a judgment against Borrower in an amount in excess of $100,000.

         Section 5.6. COMPLIANCE WITH MATERIAL AGREEMENTS. The Borrower will comply with all material agreements, indentures, mortgages and other documents binding on it or affecting the Collateral, the Bond Documents and Security Instruments to which the Borrower and any Subsidiary is a party. The Borrower will cause the Improvements to be constructed on or before September 30, 1998 in accordance with the plans and specifications delivered to the Bank pursuant to
Section 7.1 (0) hereof.

         Section 5.7. OPERATIONS AND PROPERTIES. The Borrower will act prudently and in accordance with customary industry standards in managing or operating the assets, properties, business and investments of the Borrower. The Borrower will keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business.

         Section 5.8. BOOKS AND RECORDS; ACCESS. The Borrower will, and will cause each of its Subsidiaries to, maintain adequate books, accounts and records; prepare all Financials required under this Agreement in accordance with GAAP; and permit agents of the Bank at any reasonable time and upon prior notice to inspect the Borrower's properties and to examine the Borrower's books, accounts, and records and make copies and memoranda of them. The Borrower will, upon reasonable advance notice, permit any representative of the Bank to inspect any of the properties of the Borrower, to examine all books, accounts, records, reports and other papers, to make copies and extracts of them, and to discuss the affairs and finances of the Borrower with its officers, all at reasonable times and as often as may reasonably be requested, provided further that Bank may also discuss the foregoing with the independent accountant of Borrower (a) with the consent of Borrower which will not be unreasonably withheld, or (b) at any time without the need for Borrower consent if there shall have occurred an Event of Default.

         Section 5.9. COMPLIANCE WITH LAW. The Borrower will comply with all applicable constitutions, laws, rules, regulations, judgments, orders, decisions, rulings and decrees of any Governmental Authority applicable to the Borrower and the Subsidiaries or to any of its respective properties, business operations or transactions, the breach of which could have a Material Adverse Effect.

         Section 5.10. INSURANCE. In addition to the insurance requirements contained in the Security Instruments, the Borrower will maintain at all times workers' compensation insurance, general liability insurance, casualty insurance and other insurance on its properties, assets and businesses, now owned or hereafter acquired, against such casualties, risks and contingencies, and in such types and amounts, as are consistent with customary practices and standards of companies engaged in similar businesses, unless higher limits or other types of coverage are reasonably required by the Bank. The Borrower will cause a long form endorsement to be added to each casualty policy pertaining to the Project, prior to the closing date, naming the Bank as loss payee and additional insured, as its interests may appear. Each such policy will require that no such policy will be terminated without at least thirty (30) days' prior written notice to the Bank.

         Section 5.11. ERISA COMPLIANCE.

                   (c) The Borrower shall at all times (i) pay and discharge, when due, any liability imposed upon it under ERISA (except for liabilities reasonably, in good faith and diligently being disputed by the Borrower, and
(ii) comply in all respects and in a timely manner with all applicable funding, reporting, disclosure, tax qualification and other requirements of ERISA and the Code with respect to all Plans. The Borrower shall not (i) engage in any prohibited transaction, create or participate in any new plan not in existence on the Effective Date, or terminate, reorganize, or partition any Plan, or (ii) allow any Lien imposed under the Code or ERISA to attach to any of its assets.

                   (d) Borrower will deliver written notice to the Bank promptly and in any event, within 10 business days after the Borrower knows or has reason to know of the occurrence (and the remedial action to be taken with respect thereto) of any of the following: (i) the occurrence of any Reportable Event (as defined in ERISA); (ii) the existence of an unfunded current liability or an accumulated funding deficiency with respect to any Plan; (iii) the filing of a waiver or modification of the minimum funding standard with respect to a Plan; or (iv) the intention to create of a new Plan or the contemplated or actual termination, reorganization, partition or insolvency of a Plan. The Borrower will, upon request, deliver to the Bank a complete copy of the annual report of each Plan required to be filed with the Internal Revenue Service.

         Section 5.12. FURTHER ASSURANCES. The Borrower will execute, endorse, acknowledge, deliver or file all such vouchers, invoices, notices, certificates and additional agreements, undertakings, conveyances, transfers, assignments, financing statements or other assurances, and take any and all such other action, as the Bank may, from time to time, deem reasonably necessary or proper to carry out the intent of this Agreement, the Note, the Bond Documents or any of the Security Instruments or any part of the security granted for any of the Obligations.

         Section 5.13. EXECUTION AND DELIVERY OF GUARANTY. The borrower will cause each Subsidiary to execute a Guaranty in favor of the Bank, and to deliver that executed Guaranty at the time the entity becomes a Subsidiary.

         Section 5.14 CURRENT RATIO. The Borrower shall at all times maintain a Current Ratio of at least 1.25:1.00, which shall be tested on a quarterly basis.

         Section 5.15 DEBT SERVICE COVERAGE RATIO. The Borrower shall at all times maintain a Debt Service Coverage Ratio of at least 1.75:1.00, which shall be tested on a quarterly basis.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

         Until all the Obligations to be performed and paid shall have been performed and paid in full, and for so long as the Letter of Credit shall be outstanding, unless the Bank shall otherwise consent in writing, the Borrower will not, either directly or indirectly, nor permit any Subsidiary to:

         Section 6.1. INVESTMENTS AND LINES OF BUSINESS. (a) Make any investment outside of its ordinary course of business; or (b) create any Subsidiary in which the business to be conducted is not similar to or complimentary with the business of the Borrower conducted as of the date hereof; or (c) engage in any business not similar to or complimentary with that conducted by the Borrower on the date hereof.

         Section 6.2. CHANGE OF CONTROL,LIQUIDATION, MERGERS, CONSOLIDATIONS AND DISPOSITIONS OF SUBSTANTIAL ASSETS. So long as the Letter of Credit and/or any amounts due thereunder to the Bank is outstanding, neither the Borrower nor any of the Corporate Guarantors will, without the prior written consent of the Bank,
(a) dissolve or liquidate, or become a party to any merger or consolidation, (b) permit the sale, assignment, pledge or other transfer of any of its stock to parties other than to HEICO Corporation, or (c) sell or otherwise transfer its assets except in the ordinary course of business; provided, however, that notwithstanding the foregoing (i) the Borrower may sell shares of its stock at the fair market value thereof so long as the majority of its stock and Control therein remains held by HEICO Corporation; (ii) the Borrower may make sales of assets outside its ordinary course of business so long as the value of such sale or sales in the aggregate in any twelve month period does not exceed ten percent of the Consolidated Tangible Net Worth calculated without reference to the assets and liabilities of the Borrower; (iii) Borrower may grant a lien upon its assets other than the Collateral; and (iv) any Subsidiary or other corporation may merge into the Borrower or Borrower may merge with another company, so long as (A) except in the event of the proposed merger of Borrower into HEICO Bearings Corporation ("HBC"), as specified in that certain written material delivered to Bank by Borrower, the Borrower is the surviving party of such merger; (B) after giving effect to such merger, there does not exist an Event of Default; (C) the day to day and long term management of the Borrower does not change; (D) the Borrower has provided Lender with an opinion of: (i) Bond Counsel that such transaction does not result in the interest on the Bonds (other than the Taxable Bonds, if any) becoming taxable; and (ii) counsel acceptable to the Lender in form and content acceptable to Lender; (E) HBC shall have no liabilities immediately preceeding the merger; and (F) Borrower shall provide Lender with such other documents as Lender may require to perfect and protect its lien upon and rights in Collateral.

             Section 6.3. LIMITATION OF GUARANTEES. The Borrower and its Subsidiaries shall not guarantee or otherwise become responsible for obligations of any other person, corporation or entity, except those required by this Agreement, the endorsement of negotiable instruments in their ordinary course of business for collection, those required by the lenders to the HEICO Corporation, provided that Borrower is Solvent after giving effect to such Guaranty.

         Section 6.4. LIMITATION OF ENCUMBRANCES. The Borrower and its Subsidiaries shall not directly or indirectly create, incur, assume, or suffer to exist any mortgage, security deed, pledge, lien, charge or other encumbrance on any of their assets, whether now or hereafter acquired, other than: (i) security interests required to be given in connection herewith; (ii) liens otherwise permitted pursuant to this Agreement or the Security Instruments;
(iii) permitted encumbrances; and (iv) liens in favor of the Bank.

         Section 6.5. CERTAIN TRANSACTIONS. The Borrower and its Subsidiaries may only enter into transactions with Affiliates upon terms not less favorable to the Borrower or its Subsidiaries than would be obtainable at the time in comparable transactions of the Borrower or its Subsidiaries in arm's length dealings with Persons other than Affiliates.

         Section 6.6. NAME, FISCAL YEAR AND ACCOUNTING METHOD. The Borrower and its Subsidiaries will not change its name, fiscal year or method of accounting, without prior notice to the Bank.

         Section 6.7. LOCATION OF COLLATERAL. The Borrower will not remove its books and records or any Collateral from the address of the Borrower set herein, except that upon prior written notice to the Bank, Borrower may move its books and records to the site of the Property.

         Section 6.8. CONSOLIDATED LEVERAGE RATIO. The Borrower and its Subsidiaries shall not permit at any time the Consolidated Leverage Ratio to exceed 3.00 to 1.00, which shall be tested on a quarterly basis.

         Section 6.9. DIVIDENDS. The Borrower and its Subsidiaries shall not pay or otherwise make distribution of any Dividends, except that the Subsidiaries may pay Dividends to the Borrower, and the Borrower make pay Dividends to the HEICO Corporation. The foregoing is not intended to prohibit the repayment of interest on any intercompany advances to the Borrower, so long as (i) at least ninety days prior to such distribution the Borrower has provided the Bank with its pro forma financial analysis for the fiscal year in which such Dividend is contemplated to be paid, and such statements demonstrate to the satisfaction of the Lender that there will be no Event of Default after giving effect to such Dividend; and (ii) at the time of the proposed Dividend there does not then exist, nor will there exist after giving effect to such Dividend, an Event of Default.

         Section 6.10 NO DEFAULT. The Borrower and its Subsidiaries will not take any action, or fail to take any action, if after giving effect thereto, such action would otherwise result in a Event of Default hereunder, without giving effect to any notice or passage of time requirements as a condition to determining if an Event of Default had occurred.

                                   ARTICLE VII

                   CONDITIONS TO ISSUANCE OF LETTER OF CREDIT

         Section 7.1. CONDITIONS ON ISSUANCE. On or prior to the Closing Date, the Borrower shall have furnished to the Bank, in form satisfactory to the Bank, the following:

                   (a) two executed counterparts of this Agreement, the executed Note, and the executed counterparts of each of the Security Instruments, including the Mortgages;

                   (b) executed counterparts of each of the Bond Documents (except for the Bonds, as to which a specimen copy may be furnished);

                   (c) a mortgagee's title insurance commitment dated the date of closing (and committing to issue the mortgagee's title insurance policy) together with evidence that all premiums in respect of such policy have been paid, which policy shall (i) be in an amount equal to the original aggregate amount of the Letter of Credit; (ii) insure that the Mortgages create a valid first and second lien on the property covered by such Mortgages free and clear of all defects and encumbrances (except those acceptable to the Bank); (iii) name the Bank, the Issuer and the Trustee as insured parties thereunder; (iv) be in the form of ALTA Loan Policy 1970 (amended 10/17/94) or other form approved by the Bank; and (v) contain such endorsements and effective coverage as the Bank may reasonably request;

                   (d) a physical survey containing maps or plats of the perimeter or boundaries of the Property, and any other property covered by the Mortgages certified to the Bank and the title insurance company, in a manner acceptable to each of them, dated a date satisfactory to the Bank and the title insurance company, by an independent professionally licensed land surveyor satisfactory to the Bank and the title insurance company, which survey shall indicate the following: (i) the locations on such site of all the buildings, structures and other improvements and the established building setback lines insofar as the foregoing affect the perimeter or boundary of such property;
         (ii) the lines of streets abutting the site and width thereof; (iii) all access and other easements appurtenant to the site or necessary or desirable to use the site; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the site or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the site; and (vi) if the site is described as being on a filed map, a legend relating the survey to said map, all in form satisfactory to the Bank; together with certification from an independent professionally licensed land surveyor satisfactory to the Bank as to the location of the Project or any property covered by the Mortgages in any "special flood hazard" area within the meaning of the Federal Flood Disaster Protection Act of 1973;

                   (e) evidence of compliance with the insurance requirements contained in Section 1.4 of the Mortgages;

                   (f) opinion of Bond Counsel in form and substance acceptable to the Bank, addressing the matters set forth in Exhibit B hereto;

                   (g) opinion of counsel for the Borrower dated the date hereof addressed to the Bank, in substantially the form of Exhibit C hereto;

                   (h) the Certificates of the Borrower including references to
         (i) Bylaws, (ii) resolutions of the Board of Directors authorizing the execution, delivery and performance of the appropriate Bond Documents, this Agreement, the Note and the Security Instruments,to which the Borrower is a party, (iii) incumbency and specimen signatures of officers, and (iv) such other matters as the Bank may require;

                   (i) a copy of the Articles of Incorporation of the Borrower;

                   (j) copies of all governmental approvals required in connection with this transaction, including the resolution of the Issuer authorizing the issuance of the Bonds;

                   (k) evidence of payment to the Bank of the initial annual letter of credit commission pursuant to Section 3.4 of this Agreement;

                   (l) evidence satisfactory to the Bank that any documents (including, without limitation, financing statements) required to be recorded or filed in order to create, in favor of the Bank, a perfected lien on and security interest in all property covered by the Security Instruments and the Participation Pledge Agreement have been properly executed and delivered in form acceptable to be recorded or filed in each office in each jurisdiction required in order to create, in favor of the Bank, a first, perfected lien on and security interest in the respective collateral described therein subject only to the Permitted Encumbrances, and the Bank shall have received evidence that all necessary recordation and filing fees and all documentary taxes or other expenses related to such filings or recordations have been paid in full;

                   (m) a Phase I Environmental Report prepared by an environmental consulting firm, and in form and substance, satisfactory to the Bank for the Property;

                   (n) an appraisal of the Property prepared by an appraisal firm, and in form and substance, satisfactory to the Bank, and demonstrating to the satisfaction of the Bank that the Project has a minimum value of $3,000,000;

                   (o) the items required under the Construction Disbursing Agreement as a condition to funding a requisition thereunder;

                   (p) certificates and letters from such persons, and in such form as the Bank may require, such persons to include, but not necessarily be limited to, the architect, engineer, and general contractor for the Project, the entities providing utility services to the Project, and the applicable zoning authorities;

                   (q) the deposit pursuant to Section 7.1A(a) hereof of cash and/or Eligible Securities having a Fair Market Value (as defined herein) of $50,000; and

                   (r) such other documents, instruments and certifications as the Bank may require.

         Section 7.2. ADDITIONAL CONDITIONS PRECEDENT TO ISSUANCE OF THE LETTER OF CREDIT.

                   (a) The obligation of the Bank to issue the Letter of Credit shall be subject to the further conditions precedent that on the date of issuance the following statements shall be true and the Bank shall have received a certificate signed by an authorized officer of the Borrower, dated the date of issuance, stating that:

                   (i) The representations and warranties contained in Article
              II of this Agreement, Section 6 of the Pledge Agreement and
              Section 2.2 of the Loan Agreement are correct on and as of the date of issuance of the Letter of Credit as though made on and as of such date; and

                   (ii) No event has occurred or would result from the issuance of the Letter of Credit, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

                   (b) there shall have been no introduction of or change in, or in the interpretation of, any law or regulation that would make it unlawful or unduly burdensome for the Bank to issue the Letter of Credit, no outbreak or escalation of hostilities or other calamity or crisis affecting the Bank, no suspension of or material limitation on trading on the New York Stock Exchange or any other national securities exchange, no declaration of a general banking moratorium by United States or Florida banking authorities, and no establishment of any new restrictions on transactions in securities or on banks materially affecting the free market for securities or the extension of credit by banks.

         Section 7.3 CONDITIONS PRECEDENT TO EACH TENDER ADVANCE. Each payment made by the Bank under the Letter of Credit pursuant to a Tender Draft shall constitute a Tender Advance hereunder ONLY IF on the date of such payment the following statements shall be true:

                   (a) the representations and warranties contained in Article II of this Agreement, Section 2.2 of the Loan Agreement, and in the Security Instruments are correct in all material respects on and as of the date of such Tender Advance as though made on and as of such date; and

                   (b) No event has occurred or would result from such Tender Advance, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

Unless the Borrower shall have previously advised the Bank in writing or the Bank has actual knowledge that one or more of the above statements is no longer true, the Borrower shall be deemed to have represented and warranted, on the date of payment by the Bank under the Letter of Credit pursuant to a Tender Draft, that on the date of such payment the above statements are true and correct.

         Section 7.4. APPROVAL BY BANK OF REQUISITIONS.

                   (a) The Borrower understands and agrees that certain terms and conditions are to be satisfied prior to the Bank's approval of any requisition of moneys from the Project Fund, and that such terms and conditions, as more fully described in the Construction Disbursing Agreement, must be satisfactorily complied with and satisfied prior to September 30, 1998 subject to the approval of the Bank, in its sole discretion.

                   (b) Subject to the terms and conditions contained herein, the Borrower will requisition moneys from the Project Fund pursuant to the procedures therefor set forth in the Indenture and the Construction Disbursing Agreement.

                                 ARTICLE SEVEN A
                               DESIGNATED ACCOUNT

         Section 7.1.A(a) Borrower agrees that it will make to the Lender payments in accordance with the following schedule: (i) on the date of the Closing, an amount of cash and/or Eligible Securities having a Fair Market Value of $50,000; (ii) on the date of the first anniversary of this Agreement, an amount of cash and/or Eligible Securities so that the Fair Market Value in the Designated Account (defined herein) on that anniversary equals or exceeds $200,000; and (iii) on each anniversary of this Agreement thereafter, an amount of cash and/or Eligible Securities so that the Fair Market Value of the cash and/or Eligible Securities in the Designated Account on that anniversary is $200,000 greater than the amount required to be in the Designated Account on the immediately preceeding anniversary.

         The amounts so paid are a prepayment of the Borrower's obligations to repay the Lender for the expected principal draw on the Letter of Credit to redeem the Bonds. Borrower hereby confirms that Lender has established an account with Lender or the trust department of the Lender (the "Designated Account") under the Agreement into which Lender may deposit such payments. Borrower shall not be entitled to make any withdrawals from the Desiganted Account. Borrower shall have no legal or equitable interest in the Designated Account.

         (b) Borrower hereby agrees that any deposits into or withdrawals from the Designated Account now or hereafter directed by Lender in accordance with the terms of this Agreement are authorized by Borrower; however, Borrower acknowledges that it has no right to direct such transfers at any time.

         (c) Borrower shall deposit into the Designated Account the sums described in Section 1 hereof.

         (d) The parties acknowledge that the funds held in the Designated Account will be invested by Lender in Eligible Securities as selected by a capital market affiliate of the Bank, or in the Evergreen Tax-Free Municipal Fund or similar fund selected by the Bank. Earnings on investements in the Designated

Account, or amounts paid for redemption of principal portions of Eligible Securities shall be retained in the Designated Account. It is the parties' agreement that the return on any investments made with the funds in the Designated Account shall not render the Bonds "arbitrage bonds" within the meaning of the applicable sections of the Internal Revenue Code, and applicable regulations promulgated thereunder. Borrower agrees to indemnify and hold harmless Lender of and from any and all liability arising from a determination that the Bonds are "arbitrage bonds" by virtue of the investment returns on the funds deposited in the Designated Account.

         (e) Upon the expiration or termination of the Letter of Credit and payment in full of all other amounts payable hereunder, as acknowledged in writing by and to Lender, all remaining funds held in the Designated Account, together with all interest and earnings thereon then remaining on deposit in the Designated Account, shall be repaid to Borrower.

         7.2.A(a) Borrower hereby warrants and represents that it does not intend, by executing and delivering this Agreement or any other document contemplated herein, or by entering into any of the other transactions referred to in this Agreement, does so without the intent to hinder, delay or defraud any person or entity to whom the Borrower is indebted or shall become indebted.

         (b) Borrower is solvent and the conveyances contemplated in this Agreement shall not result in the Borrower becoming insolvent.

         (c) In the event Borrower files a voluntary petition seeking relief under Title 11 of the United States Code ("Bankruptcy Code"), as amended, or Borrower becomes the subject of an involuntary bankruptcy proceeding in which an order for relief is entered and not dismissed within thirty days, or otherwise becomes the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, assignment for the benefit of creditors, or similar relief under any present or future federal or state laws or statutes relating to bankruptcy, insolvency, or other relief for debtors, or Borrower seeks, consents to or acquiesces in the appointment of a trustee, receiver, conservator or liquidator, Borrower agrees that Lender will not be adequately protected and therefore will be entitled to immediate relief from any automatic stay prescribed by applicable state or federal law including, but not limited to, 11 U.S.C. 362, to enforce its rights under this Agreement. This entitlement shall be irrespective of any of the requirements of state or federal law including, but not limited to, 11 U.S.C. 362, and Lender shall not be obligated to satisfy those requirements in order to obtain stay relief. Lender shall also be entitled to automatically and immediately exercise its rights to setoff the funds proceeds in the Designated Account against any and all obligations Borrower may have to Lender under this Agreement.

         (d) Borrower further agrees that to the extent Lender has received, or will receive, by virtue of this Agreement, "transfers" or "preferences" as such terms are defined by the Bankruptcy Code, Lender has given new value and reasonably equivalent value contemporaneously in exchange for such transfers and such transfers have not rendered Borrower insolvent. To the extent that Lender has received or will received by virtue of this Agreement, "transfers" or "preferences", it is hereby agreed that Lender will not have received more that it would if Borrower commenced proceedings under Chapter 7 of the Bankruptcy Code.

         (e) Any and all payments made by Borrower to Lender pursuant to this Agreement shall be construed as payments of a debt incurred by the Borrower in the ordinary course of business or financial affairs of Borrower and Lender, in fact made in the ordinary course of business or financial affairs of the Borrower and Lender, and made according to ordinary business terms consistent with this Agreement.

         (f) Notwithstanding the provisions of the preceding paragraphs, in the event any payments made by Borrower to Lender, directly or indirectly, or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, voided, and/or required to be repaid to a trustee, receiver or any other party appointed under the Bankruptcy Code, state or federal law, common law or equitable cause, the obligation or part thereof intended to be satisfied of Borrower under this Agreement shall be reinstated or shall continue to be effective, as the case may be, and shall remain fully enforceable pursuant to the Agreement and applicable law to the extent that such payments or transfers are voided, set aside or required to be disgorged.

         (g) Borrower acknowledges and agrees that it has neither legal nor equitable title or interest in the Designated Account or the monies deposited therein and further that the Designated Account and the monies deposited therein shall not be deemed property of Borrower's Bankruptcy estate pursuant to 11 U.S.C. 541 or property of an insolvency estate pursuant to any other applicable state or federal statutes in the event that an insolvency proceeding is voluntarily or involuntarily commenced with respect to Borrower.

         (h) The foregoing Bankruptcy provisions collectively constitute a material inducement for Lender entering into this Agreement.

         7.3.A. The Borrower represents and warrants to, and covenants with, Lender that:

                   (a) each of the Eligible Securities transferred by it (or will be) and will continue to be Tax Exempt Securities qualifying as Investment Grade;

                   (b) the Eligible Securities transferred by it are, or upon issuance will be, duly and validly authorized and issued and fully paid and nonassessable, and are the legal, valid and binding obligations of the issuer thereof enforceable in accordance with their respective terms and the constituent documents of such issuer, and the Borrower shall defend the interest in the Eligible Securities against the claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Bank;

                   (c) the Borrower has full right, power and authority to transfer the cash and/or Eligible Securities as herein provided, and except as provided herein, there are no and will not be any restrictions upon the pledge, hypothecation, transfer or assignment of any of the Eligible Securities transferred by it;

                   (d) each certificate or other instrument or document evidencing any of the Eligible Securities transferred by it is issued in the name of the Borrower, has attached thereto a duly executed, undated instrument of transfer in blank and has been deposited with the Bank, except that if required by the Bank, such Eligible Securities shall be registered in the name of the Bank or its designee;

                   (e) the Borrower has registered the transfer of all uncertificated Eligible Securities to the extent required by the Bank, and, as to uncertificated Eligible Securities acquired after the date hereof, will register, the transfer of each uncertificated Eligible Security to the extent required by the Bank;

                   (f) no registration with or consent or approval of, or other action by, any Federal, state or other governmental authority or regulatory body or a securities exchange, and no consent, approval or authorization of any Person, is required in connection with the execution, delivery and performance of this Pledge Agreement or the transfer of the cash and/or Eligible Securities hereunder;

                   (g) if the aggregate Fair Market Value of all cash and/or Eligible Securities in the Designated Accounts is less than the amount required to have been paid into the account pursuant to Section 7.1.A. hereof, for whatever reason, as measured and determined on each anniversary hereof, the Borrower shall provide to Lender within six (6) Business Days from its receipt of written notice from Lender, additional cash and/or Eligible Securities to make up its deficiency, which in the aggregate will be sufficient to bring the Fair Market Value of all cash and/or Eligible Securities in the Designated Account to at least the amount required to have been paid into the account pursuant to Section

7.1.A. hereof; and the Borrower shall promptly take such steps required by the Bank to transfer Borrower's interest in the cash and/or Eligible Securities.

         7.4.A    At any time and from time to time, the Bank may cause all or any of the Eligible Securities to be transferred into its name or into the name of its nominee or nominees. The Borrower shall assure that the Bank shall at all times have the right to exchange uncertificated Eligible Securities for a certificated Eligible Securities if permitted under contract and under law, and to exchange certificated Eligible Securities for certificates of larger or smaller denominations, for any purpose consistent with this Agreement.

         7.5.A    In case, upon the dissolution or liquidation (in whole or in part) of the issuer of any of the Eligible Securities, any sum or property shall be paid upon or with respect to any of the Eligible Securities, such sum or property shall be paid or delivered over to the Bank, to be deposited into the Designated Account, accompanied, where appropriate, by instructions of transfer duly signed in blank by the Borrower. In case any interest payable in other than cash shall be paid with respect to any of the Eligible Securities, or any property shall be distributed upon or with respect to the Eligible Securities pursuant to the recapitalization or reclassification of the capital of the issuer thereof or the reorganization thereof, or if any payment of principal is made in respect of any Eligible Security, the interest so distributed or the amount of principal so paid shall be paid or delivered to the Bank to be held by it in the Designated Account as a further prepayment of the Obligations accompanied, where appropriate by instruments of transfer duly signed in blank by the Borrower. Borrower shall instruct any paying agent of any Eligible Security to make payment related thereto directly to the Bank. Until so delivered to the Bank, all of the foregoing shall be held in trust for the Bank and shall not be commingled with any other property of the Borrower.

                   (b) In addition to the rights otherwise provided herein and under applicable law, the Bank shall be entitled to exercise the consensual powers and rights with respect to the Eligible Securities and to continue to receive and retain, as a further prepayment of the Obligations any and all interest at any time and from time to time paid upon any of the Eligible Securities. Any such interest received by the Borrower shall promptly be delivered to the Bank in the same form as received. Until so delivered, such interest shall be held in trust for the Bank and shall not be commingled with any property of the Borrower.

                   (c) The Bank shall have the right without notice to, or assent by, the Borrower or any other Person (except as otherwise provided herein or required by applicable law), but without affecting the Obligations, in the name of the Borrower or in the name of the Bank or otherwise, (a) to offset any indebtedness the Bank then owes to the Borrower, whether or not then due, against any Obligation then owed to the Bank (including the participants, successors and assigns of the Bank) by the Borrower; [and/or
(c) to exercise or enforce any and all other rights or remedies available by law or agreement against the cash and/or Eligible Securities, against the Borrower, or against any other Person or property. The Borrower acknowledges and agrees that the Bank shall have the right to immediately apply the cash and/or Eligible Securities in satisfying any and all Obligations. If, after the exercise of any or all of such rights and remedies, any of the Obligations shall remain unpaid, the Borrower shall remain liable for any deficiency to the extent that the Borrower owes payment or performance in respect of such Obligations. In furtherance of the foregoing, Borrower agrees that in the event Bank intends to exercise its rights under the second preceeding sentence, Bank will give Borrower notice of the time and place of any public sale of the Eligible Securities or of the time after which any private sale or any other intended disposition thereof is to be made, by giving notice, as provided hereunder at least five (5) days before the time of such sale or disposition, which provision for notice the Bank and the Borrower agree is reasonable for all purposes. No such notice need be given by the Bank with respect to Eligible Securities which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. Except as provided above, the Borrower agrees that all of the remedies set forth herein in favor of the Bank may be effected without demand, advertisement or other notice, all of which (to the extent permitted by applicable law) are hereby expressly waived. After termination of this Agreement and the payment in full of the Obligations, any surplus proceeds of the cash and/or Eligible Securities received or held by the Bank shall be turned over to the Borrower or as otherwise required by applicable law and, upon the written request of the Borrower, the cash and/or Eligible Securities shall be reassigned to the Borrower or as otherwise required by applicable law by the Bank without recourse to Bank and without any representation, warranty or agreement of any kind. The Borrower agrees to reimburse the Bank for any reasonable legal fees and expenses of collection reasonably incurred in connection with exercising its rights under this Section.

                   (d) The Bank shall have the right, for and in the name, place and stead of the Borrower, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Eligible Securities, to sue for, collect, receive and give acquittance for all moneys due or to become due in connection with the Eligible Securities and to endorse checks, drafts, money orders and other instruments relating thereto.

                   (e) Except as otherwise provided herein, the net proceeds which the Bank shall receive from the sale, lease or other disposition of the cash and/or Eligible Securities in accordance with the provisions hereof, shall be applied in the following manner: FIRST, to the payment of all costs and expenses incurred in connection with the administration and enforcement of, or the preservation of any rights under, or otherwise in connection with this Agreement (including, without limitation, the costs and expenses of retaking, holding, preparing for sale, selling of any Eligible Securities and the fees and disbursements of its counsel and agents); SECOND, to the payment of all other Obligations in such order of priority as the Bank may determine in its sole discretion; and THIRD, as otherwise provided by applicable law.

                   (f) As used herein the following terms shall have the meanings herein specified and shall include in the singular number the plural and in the plural number the singular:

         "Business Day" shall mean a day of a year on which commercial banks in Florida are neither authorized nor required by law or executive order to close and on which the New York Stock Exchange is not closed.

         "Eligible Securities" shall mean an Investment Grade Tax-exempt Securities.

         "Fair Market Value" shall mean the current market price of such investments as determined by the Bank or its designee.

         "Investment Grade" shall mean, (A) for Tax-Exempt Securities, a rating of at least "Aa", in the case of a rating by Moody's Investors Service, Inc., and a rating of at least "AA", in the case of a rating by Standard & Poor's Rating Service; and (B) for shares in money market mutual funds, such shares approved by the Bank.

         "Person" shall mean any individual, firm, corporation, trust or other unincorporated organization or association or other enterprise or any government or political subdivision, agency, department or instrumentality thereof.

         "Proceeds" shall have the meaning assigned to it under the Uniform Commercial Code as in effect in any relevant jurisdiction and, in any event, shall include, but not be limited to, where applicable any and all other amounts from time to time paid or payable under or in connection with any of the Eligible Securities.

         "Tax Exempt Securities" shall mean (i) tax exempt debt securities which are (a) Investment Grade; (b) issued as the general obligation of a municipal government; and (c) have a scheduled maturity not in excess of two years from the date such securities are added to the Designated Account and (ii) shares in money market mutual funds which trade wholly in tax-exempt debt securities described in subsection (i) of this definition, the interest on which is exempt from federal income taxes.

                   (g) The Borrower hereby constitutes and appoints the Bank its attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Bank may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.

                                  ARTICLE EIGHT
                                EVENTS OF DEFAULT

         Section 8.1. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement, whereupon all Obligations of the Borrower hereunder, whether then owing or contingently owing, will, in the case of an Event of Default under Sections 8.1 (g) and (h), or at the option of the Bank in the case of any other Event of Default, immediately become due and payable by the Borrower without presentation, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Borrower will pay the reasonable attorneys' fees incurred by the Bank, or its successors or assigns, in connection with such Event of Default or recourse against any Collateral held by the Bank, or its successors or assigns, as security for the Obligations:

                   (a) Failure of the Borrower to pay when due any payment required to be paid under this Agreement, the Note, any Security Documents or any other agreement with Bank; or

                   (b) The occurrence of an "Event of Default" under any of the Security Instruments, or any of the Bond Documents; or

                   (c) Default shall occur in the performance of any of the other covenants or agreements of the Borrower or any Guarantor contained herein or in any of the Security Instruments, and such Default shall continue for a period of thirty (30) days following the Bank's written notice to the Borrower of its occurrence;

                   (d) Any representation or warranty made under this Agreement, the Note, the Bond Documents, Security Instruments, or in any certificate or statement furnished or made to the Bank pursuant hereto or in connection herewith or with the Loans hereunder, oral or written, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made;

                   (e) The filing of an action to attach or seize any Collateral after entry of a judgment against Borrower which shall have not been bonded;

                   (f) This Agreement, the Note, any of the Security Instruments or the Bond Documents to which the Borrower or any Guarantor is a party shall cease to be legal, valid and binding agreements enforceable against the Person executing the same in accordance with the respective terms thereof, except as may be limited by Debtor Laws, or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby, except as may be limited by Debtor Laws;

                   (g) The Borrower or any Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself or of all or a substantial part of its assets, (ii) file a voluntary petition in bankruptcy, (iii) admit in writing that it is unable to pay its debts as they become due or generally not pay its debts as they become due, (iv) make a general assignment for the benefit of creditors, (v) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (vi) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (vii) take corporate action for the purpose of effecting any of the foregoing;

                   (h) An involuntary petition or complaint shall be filed against the Borrower or any Corporate Guarantor seeking bankruptcy relief or reorganization or the appointment of a receiver, custodian, trustee, intervenor or liquidator of such Person, or all or substantially all of its assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving or ordering any of the foregoing actions;

                   (i) Any final judgment(s) for the payment of money (not paid or fully covered by insurance) in excess of the sum of $100,000 in the aggregate shall be rendered against the Borrower or any Guarantor, unless (i) such judgment(s) is being contested in good faith and by appropriate proceedings and for which adequate reserves have been established with the Bank or another person reasonably acceptable to the Bank, or

         (ii) within thirty (30) days after entry thereof, the judgment(s) shall not be satisfied or discharged or the execution thereof stayed pending appeal, or if within thirty (30) days after the expiration of any stay of judgment shall not have been satisfied or discharged;

                   (j) Both the following events shall occur: (i) either (x) proceedings shall have been instituted to terminate, or a notice of termination shall have been filed with respect to, any Plan (other than a Multi-Employer Pension Plan as that term is defined in Section 3(37) of ERISA) of the Borrower, any Corporate Guarantor or a Controlled Group of which the Borrower or any Corporate Guarantor is a member, or the PBGC or any representative of any thereof, or any such Plan shall be terminated, in each case under Section 4041 or 4042 of ERISA, or (y) a Reportable Event, the occurrence of which would cause the imposition of a lien under Section 4069 of ERISA, shall have occurred with respect to any Plan (other than a Multi-Employer Pension Plan as that term is defined in Section 3(37) of ERISA); AND (ii) the sum of the estimated liability to the PBGC under Section 4062 of ERISA and the currently payable obligations of the Borrower or any Corporate Guarantor to fund liabilities (in excess of amounts required to be paid to satisfy the minimum funding standard of Section 412 of the Code) under the Plan or Plans subject to such event shall exceed ten percent (10%) of the Borrower's or the Corporate Guarantor's (in question) net worth at such time as determined in accordance with GAAP;

                   (k) Any or all of the following events shall occur with respect to any Multi-Employer Pension Plan (as that term is defined in Section 3(37) of ERISA) to which the Borrower or a Corporate Guarantor contributes or contributed on behalf of its employees: (i) the Borrower or a Corporate Guarantor incurs a withdrawal liability under Section 4201 of ERISA; or (ii) any such plan is "in reorganization" as that term is defined in Section 4241 of ERISA; or (iii) any such Plan is terminated under Section 4041A of ERISA and the Bank determines in good faith that the aggregate liability likely to be incurred by the Borrower or the Corporate Guarantor, as a result of all or any of the events specified in subparagraphs (i), (ii) and (iii) above occurring, shall have a Material Adverse Effect; and

                   (l) There occurs any abandonment or change in ownership of the Project or the Borrower or any Corporate Guarantor without the prior written consent of the Bank, provided that the foregoing shall not prohibit the merger of Borrower into HEICO Bearing Corporation if otherwise permitted pursuant to Section 6.2 hereof; then upon the occurrence of an Event of Default and at any time thereafter, the Bank may (a) pursuant to Section 902 of the Indenture, advise the Credit Facility

         Trustee that an Event of Default has occurred and instruct the Credit Facility Trustee to direct the Trustee to declare the principal of all Bonds then outstanding and interest thereon to be immediately due and payable, subject to the rights of the Bank under Section 707 of the Indenture, and (b) proceed hereunder, under any of the Security Instruments, to the extent therein provided, under the Bond Documents, and under the Participation Pledge Agreement in such order as it may elect and the Bank shall have no obligation to proceed against any Person or exhaust any other remedy or remedies which it may have and without resorting to any other security, whether held by or available to the Bank.

         Section 8.2. NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to the Bank is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder, under the Security Instruments, under the Participation Pledge Agreement or now or hereafter existing at law or in equity or by statute.

         Section 8.3. ANTI-MARSHALLING PROVISIONS. The right is hereby given by the Borrower and by any Guarantor pledging any portion of the Collateral to the Bank to make releases (whether in whole or in part) of all or any part of the Collateral under the Security Instruments agreeable to the Bank without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the liens and security interest in the remaining Collateral conferred under such documents, nor release the Borrower from liability for the obligations hereby secured, nor release any Guarantor from any obligation under the Guaranty Agreement. Notwithstanding the existence of any other security interest in the Collateral held by the Bank, the Bank shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided herein, or in the Security Instruments. The Borrower and the Guarantors hereby waive any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or therein.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1. INDEMNIFICATION.

                   (a) The Borrower hereby indemnifies and holds the Bank and its Affiliates and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively, the "Indemnities") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Bank may incur (or which may be claimed against the Bank by any Person) (i) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under, the Letter of Credit, provided that the Borrower shall not be required to indemnify the Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (a) the negligence or willful misconduct of the Bank in connection with paying drafts presented under the Letter of Credit or (b) the Bank's wrongful failure to pay under the Letter of Credit (other than in connection with a court order) after the presentation to it by the Credit Facility Trustee or a successor corporate fiduciary under the Indenture of a sight draft and certificate strictly complying with the terms and conditions of the Letter of Credit; or (ii) by reason of or in connection with the execution, delivery or performance of any of this Agreement, the Note, the Bond Documents, the Security Instruments or any transaction contemplated by any thereof.

                   (b) The Borrower hereby indemnifies and holds the Bank harmless from and against any and all damages, penalties, fines, claims, liens, suits, liabilities, costs (including cleanup costs), judgments and expenses (including attorneys', consultants' or experts' fees and expenses) of every kind and nature suffered by or asserted against the Bank as a direct or indirect result of any warranty or representation made by the Borrower herein, being false or untrue in any material respect or any requirement under any law, regulation or ordinance, local, state, or federal, which requires the elimination or removal of any hazardous materials, substances, wastes or other environmentally regulated substances.

                   (c) The Borrower's obligations hereunder to the Bank (collectively, the "Indemnified Matters") shall not be limited to any extent by the term of this Agreement, and, as to any act or occurrence prior to the termination of this Agreement which gives rise to liability hereunder, shall continue, survive and remain in full force and effect notwithstanding the termination of the Bank's obligations hereunder.

                   Anything herein to the contrary notwithstanding, nothing in this Section 9.1 is intended or shall be construed to limit the Borrower's reimbursement obligation contained in Article III hereof. Without prejudice to the survival of any other obligation of the Borrower, the indemnities and obligations of the Borrower contained in this Section 9.1 shall survive the payment in full of amounts payable pursuant to Article III and the Termination Date.

         Section 9.2. TRANSFER OF LETTER OF CREDIT. The Letter of Credit may be transferred and assigned in accordance with the terms of the Letter of Credit.

         Section 9.3. REDUCTION OF LETTER OF CREDIT.

                   (a) The Letter of Credit is subject to reduction pursuant to its terms.

                   (b) If the amount available to be drawn under the Letter of Credit shall be permanently reduced in accordance with the terms thereof, then the Bank shall have the right to require the Credit Facility Trustee to surrender the Letter of Credit to the Bank and to issue on such date, in substitution for such outstanding Letter of Credit, a substitute irrevocable letter of credit, substantially in the form of the Letter of Credit but with such changes therein as shall be appropriate to give effect to such reduction, dated such date, for the amount to which the amount available to be drawn under the Letter of Credit shall have been reduced.

         Section 9.4. LIABILITY OF THE BANK. The Borrower, to the extent not prohibited by applicable law, assumes all risks of the acts or omissions of the Credit Facility Trustee and any beneficiary or transferee of the Letter of Credit with respect to its use of the Letter of Credit. Neither the Bank nor any of its officers, directors, employees, agents or consultants shall be liable or responsible for:

                   (a) the use which may be made of the Letter of Credit or for any acts or omissions of the Credit Facility Trustee or any beneficiary or transferee in connection therewith;

                   (b) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                   (c) payment by the Bank against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or

                   (d) any other circumstances whatsoever in any way related to the making or failure to make payment under the Letter of Credit;

 except only that the Borrower shall have a claim against the Bank, and the Bank, subject in all cases to the provisions of Sections 9.16 and 9.17 hereof, shall be liable to the Borrower, to the extent but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by (i) willful misconduct or gross negligence of the Bank in determining whether documents presented under the Letter of Credit complied with the terms of the Letter of Credit or

(ii) wrongful failure of the Bank to pay under the Letter of Credit after the presentation to it by the Credit Facility Trustee or a successor trustee under the Indenture of a sight draft and certificate strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         Section 9.5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrower and its successors and assigns and all rights against the Borrower arising under this Agreement shall be for the sole benefit of the Bank, its successors and assigns, all of whom shall be entitled to enforce performance and observance of this Agreement to the same extent as if they were parties hereto. This provision does not authorize the Borrower to assign its obligations or to otherwise enter into a transaction not permitted hereunder. The Bank is hereby authorized to assign all or any part of its rights and obligations hereunder, and nothing herein or in any other Loan Document shall be construed as prohibiting the assignment by the Bank of its rights under any Loan Documents to any Federal Reserve Bank in accordance with applicable law.

         Section 9.6. NOTICES. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when hand delivered or mailed first class, certified or registered mail, postage prepaid, or by overnight courier service, addressed as follows or to such other address as the parties hereto shall have been notified pursuant to this Section 9.6:

         The Bank:        First Union National Bank
                            of Florida
                          First Union Financial Center
                          200 South Biscayne Boulevard
                          15th Floor
                          Attention: Carol Fine

         The Borrower:    Trilectron Industries, Inc.
                          12297 U.S. Highway 41 North
                          Palmetto, Florida 34221

                          Attention: Treasurer

except in cases where it is expressly herein provided that such notice, request or demand is not effective until received or refused by the party to whom it is addressed, in which event said notice, request or demand shall be effective only upon receipt by the addressee.

         Section 9.7. AMENDMENT. This Agreement may be amended, modified or discharged only upon an agreement in writing of the Borrower and the Bank.

         Section 9.8. EFFECT OF DELAY AND WAIVERS. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Bank to exercise any remedy now or hereafter existing at law or in equity or by statute, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. In the event any provision contained in this Agreement should be breached by any party and thereafter waived by the other party so empowered to act, such waiver shall be limited to the particular breach hereunder. No waiver, amendment, release or modification of this Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties thereunto duly authorized by this Agreement.

         Section 9.9. COUNTERPARTS. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 9.10. SEVERABILITY. The invalidity or unenforceability of any one or more phrases, sentences, clauses or Sections contained in this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement, or any part thereof.

         Section 9.11. COST OF COLLECTION. The Borrower shall be liable for the payment of all fees and expenses, including attorneys' fees (computed without regard to any statutory presumption), incurred in connection with the enforcement of this Agreement.

         Section 9.12. SET OFF. Upon the occurrence of an Event of Default hereunder, the Bank is hereby authorized, without notice to the Borrower, to set off, appropriate and apply any and all monies, securities and other properties of the Borrower hereafter held or received by or in transit to the Bank from or for the Borrower, against the obligations of the Borrower irrespective of whether the Bank shall have made any demand hereunder or under any Security Instrument although such obligations may be contingent or unmatured.

         Section 9.13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of

Florida. The Borrower hereby acknowledges that the Letter of Credit shall be governed by and construed in accordance with Uniform Customs and Practice for Documentary Credits (1994 Revisions), International Chamber of Commerce Publication No. 500.

         Section 9.14. REFERENCES. The words "herein", "hereof", "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection.

         Section 9.15. TAXES, ETC. Any taxes (excluding income taxes) payable to or ruled payable by federal or state authority in respect of the Letter of Credit, this Agreement, the Note or the Security Instruments shall be paid by the Borrower upon demand by the Bank, together with interest and penalties, if any.

         Section 9.16 ASSIGNMENT, PLEDGE OF REIMBURSEMENT AGREEMENT. Nothing herein or in any Bond Document or Security Instrument shall prohibit the Bank from pledging or assigning the obligations hereunder or under the Security Instruments, including the collateral therefor, to any Federal Reserve Bank in accordance with applicable law. The Borrower consents to any such pledge in assignment pursuant to this section.

         Borrower and Lender agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

         Section 9.17 CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL. THE BORROWER AND EACH GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE COURT WITHIN DADE COUNTY, FLORIDA OR ANY FEDERAL COURT LOCATED WITHIN THE SOUTHERN DISTRICT OF THE STATE OF FLORIDA, FOR ANY PROCEEDING TO WHICH THE BANK IS A PARTY AND CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO THE BORROWER AND EACH GUARANTOR AT THE ADDRESS INDICATED IN SECTION OR AT SUCH OTHER ADDRESS AS THE BORROWER AND EACH GUARANTOR MAY HAVE DESIGNATED IN WRITING TO THE BANK, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. TO THE EXTENT PERMITTED BY LAW, THE BORROWER AND EACH GUARANTOR VOLUNTARILY AND KNOWINGLY WAIVES TRIAL BY JURY AND WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING INSTITUTED HEREUNDER, OR ARISING OUT OF OR IN CONNECTION WITH THIS REIMBURSEMENT AGREEMENT, OR ANY PROCEEDING TO WHICH THE BANK IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE BANK OR THE BORROWER OR

ANY GUARANTOR. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE BANK TO BRING ANY ACTION AND PROCEEDING AGAINST THE BORROWER OR THE COLLATERAL IN THE COURTS OF ANY JURISDICTION THAT HAS JURISDICTION OVER THE BORROWER OR THE PLEDGED COLLATERAL.

         IN WITNESS WHEREOF, the Borrower and the Bank have caused this Agreement to be executed in their respective names and their respective seals to be hereunto affixed and attested by their duly authorized representatives, all as of the date first above written.


                                      THE BORROWER:

                                      TRILECTRON INDUSTRIES, INC.

                                      By: ______________________________
                                          Thomas S. Irwin, Treasurer


                                      THE BANK:

                                      FIRST UNION NATIONAL BANK OF
                                      FLORIDA

                                      By: ______________________________
                                          Carol Fine, Vice President